                                                                     EXHIBIT 3.1
                                                                     -----------

                               State of Delaware

                        Office of the Secretary of State

                         _____________________________


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "INTERMEDIA COMMUNICATIONS OF FLORIDA, INC." FILED IN THIS OFFICE ON THE SEVENTH DAY OF MAY, A.D. 1992, AT 9 0'CLOCK A.M.



                                     /s/ Edward J. Freel
                                     ---------------------------------------
                                     Edward J. Freel, Secretary of  State
                        [SEAL]
2143051  8100                               AUTHENTICATION:  8349480

971064365                                   DATE:  02-27-97

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                      FILED  09:00 AM 05/07/1992
                                                             921285160 - 2143051

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                   INTERMEDIA COMMUNICATIONS OF FLORIDA, INC.
                           _________________________
                            Under Section 245 of the
                            General Corporation Law
                           __________________________

          The undersigned DOES HEREBY CERTIFY as follows:

          I. The name of the Corporation is INTERMEDIA COMMUNICATIONS OF FLORIDA, INC. ( the "Corporation").

          II. The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was November 9, 1987.

          III. Upon the filing of this Restated Certificate of Incorporation, each 2.8 issued and outstanding shares of Common Stock, $.01 par value per share, of the Corporation ("Old Common Stock"), shall automatically, without any further action by the holder thereof or by the Corporation, be reclassified and deemed to be one validly issued, fully paid and nonassessable share of Common Stock, $.01 par value per share, of the Corporation ("New Common Stock"). No certificates or scrip representing fractional shares of New Common Stock shall be issued by reason hereof. If a fractional share would be issuable to any one holder of Old Common Stock pursuant hereto, then the number of shares into which such Old Common Stock will be reclassified pursuant hereto will be rounded to the next highest number of whole shares of New Common Stock. Each certificate for 2.8 shares of Old Common Stock prior to the filing of this Restated Certificate of Incorporation will be deemed upon the filing hereof to represent a certificate for one share of New Common Stock (subject to the treatment of fractional interests described above).

          IV. Concurrently with the filing of this Restated Certificate of Incorporation, each outstanding share of the Corporation's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, $1.00 par value per share, is being converted (without the payment of accrued but unpaid dividends thereon), at the election of the Corporation, into fully paid and nonassessable shares of New Common Stock, all pursuant to the terms and conditions of such Preferred Stock.

          V. The Certificate of Incorporation, as heretofore amended, of the Corporation ( the "Certificate of Incorporation") is amended hereby as follows:

(a) Article FOURTH is amended to (i) increase the number of shares of capital stock which the Corporation shall have authority to issue, (ii) eliminate the designations of the Series A, B, C, and D Preferred Stock of the Corporation (the "Series Preferred Stock") and all powers, preferences, privileges, voting, dividend and other special or relative rights and qualifications of the Series

     Preferred Stock, including the related prohibition on reissuance of such Series Preferred Stock, and (iii) eliminate the parenthetical reference in A(2) of Article FOURTH to written actions by stockholders in lieu of meetings;

(b) Articles FIFTH and SIXTH are hereby deleted in their entirety, in part, to eliminate the supermajority voting requirement to effect a merger or consolidation;

(c) new Articles FIFTH and SIXTH are inserted, among other things, to (i) establish the number of directors of the Corporation, with the number of directors to be fixed from time to time by resolution of the Board of Directors of the Corporation (the "Board"), (ii) reorganize the Board into three classes with staggered terms, and (iii) eliminate the ability of stockholders to take action by written consent; and

(d)  Article NINTH is amended to conform it to the changes stated hereinabove.

          VI. This Restated Certificate of Incorporation was duly adopted by the Board and authorized by the affirmative vote of the stockholders pursuant to Sections 222 and 242 of the General Corporation Law of the State of Delaware.

          VII. The Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

                          CERTIFICATE OF INCORPORATION

                                       OF

                   INTERMEDIA COMMUNICATIONS OF FLORIDA, INC.



          FIRST:    The name of the Corporation is Intermedia Communications
Florida, Inc. (the "Corporation").

          SECOND: The address of the registered office of the Corporation in the State of Delaware is 15 East North Street, in the City of Dover, County of Kent. The name of its registered agent at that address is United Corporate Services, Inc.

          THIRD:    The purpose of the Corporation is to engage in any lawful
act or activity for which a corporation may be organized under the General Corporation Law of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

          FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 20,500,000 shares, of which 20,000,000 shares shall be classified as Common stock, $.01 par value per share ("Common Stock"), and 500,000 shares shall be classified as Preferred Stock, $1.00 par value per share ("Preferred Stock").

          The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK.

          1.   General.    The voting, dividend and liquidation rights of the
               --------
holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the "Board") upon any issuance of the Preferred Stock of any series.

          2.   Voting.    The holders of the Common Stock are entitled to one
               -------
vote for each share held at all meetings of stockholders. There shall be no cumulative voting.

          3.   Dividends.  Dividends may be declared and paid on the Common
               ----------
Stock from funds lawfully available therefor as and when determined by the Board and subject to any preferential dividend rights of any then outstanding Preferred Stock.

          4.   Liquidation.  Upon the dissolution or liquidation of the
               ------------
Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential or participating rights of any then outstanding Preferred Stock.

B. PREFERRED STOCK.

          The Preferred Stock may be issued in one or more series. The number, designation and all of the powers, preferences and rights and the qualifications, limitations or restrictions of the shares of any series of Preferred Stock may be fixed by the Board as provided in Section 151 of the GCL.

Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly so provided.

          FIFTH:    The number of directors constituting the entire Board shall be not less than three nor more than seven as determined from time to time by resolution of the Board. The Board shall consist of three classes, designated as Class I, Class II, and Class III, respectively, with the size of each class determined from time to time by resolution of the Board; each of which classes shall, however, consist of a number of directors as equal as possible, with no class having more than one director more than any other class. Except for the initial directors in each class who shall have terms of office of one, two and three years, respectively, each class of directors shall thereafter have a term of office of three years and until their respective successors shall have been elected and qualified, or until a director's earlier resignation or removal. Any director may resign at any time upon notice to the Corporation.

          SIXTH:    All action required or permitted to be taken by the
Corporation's stockholders must be effected at a duly called Annual or Special Meeting (and may not be effected by written consent in lieu thereof).

          SEVENTH:  The Corporation shall to the fullest extent permitted by
Section 145 of GCL, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto. Directors of the corporation shall have no personal liability for monetary damages for breach of a fiduciary duty, or failure to exercise any applicable standard of care, of a director to the fullest extent permitted by
Section 102 (b) (7) of the GCL.

          EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholder of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class or creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred upon stockholders, directors and officers are subject to this reservation.

          IN WITNESS WHEREOF, this Restated Certificate of Incorporation of the Corporation has been signed, and the statements made herein affirmed as true under the penalties of perjury, this 27th day of April, 1992.

ATTEST:

/s/  Daniel J. Montague             /s/  Robert F. Benton
-----------------------             ---------------------
Daniel J. Montague,                 Robert F. Benton,
Secretary                           President

                               State of Delaware

                        Office of the Secretary of State
                         _____________________________


   I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT "INTERMEDIA COMMUNICATIONS OF FLORIDA, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF JUNE, A.D. 1993, AT 9 0'CLOCK A.M.



                                    /s/  Edward J. Freel
                                    ---------------------
                                    Edward J. Freel, Secretary of State

2143051  8100      [SEAL]           AUTHENTICATION:  8349477

971064365                                     DATE:  02-27-97

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                      FILED  09:00 AM 06/21/1993
                                                             703172017 - 2143051

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                   INTERMEDIA COMMUNICATIONS OF FLORIDA, INC.

                        (Pursuant to Section 242 of the
               General Corporation Law of the State of Delaware)

It is hereby certified that:

          1. The name of the corporation (the "Corporation") is Intermedia Communications of Florida, Inc.

          2. To allow the Corporation's Board of Directors to amend the Corporation's By-laws without stockholder approval, the Certificate of Incorporation, of the Corporation as heretofore amended and restated, is hereby further amended to add the following Article TENTH:

               "TENTH: The Board of Directors (by action taken by a majority of the entire Board of Directors then in office) may amend or change the By-Laws of the Corporation in any respect."

          3. The foregoing amendment to the Certificate was duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on this 4th day of June, 1993.


                              INTERMEDIA COMMUNICATIONS OF
                              FLORIDA, INC.

                              By: /s/  David C. Ruberg  6/4/93
                                 -----------------------------
                                 David C. Ruberg, Chief Executive Officer
Attest:


/s/  Daniel J. Montague
-----------------------
Daniel J. Montague, Secretary

                               State of Delaware

                        Office of the Secretary of State

                         _____________________________


   I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "INTERMEDIA COMMUNICATIONS OF FLORIDA, INC.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF MARCH, A.D. 1996, AT 9 0'CLOCK A.M.



                                    /s/   Edward J. Freel
                                    -----------------------
                                    Edward J. Freel, Secretary of State

2143051  8100        [SEAL]         AUTHENTICATION:  8349474

971064365                                     DATE:  02-27-97

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                      FILED  09:00 AM 03/13/1996
                                                              960073740 -2143051

                           CERTIFICATE OF DESIGNATION
                       OF THE VOTING POWER, DESIGNATION,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
              OPTIONAL OR OTHER SPECIAL RIGHTS AND QUALIFICATIONS,
                      LIMITATIONS AND RESTRICTIONS OF THE
                            SERIES A PREFERRED STOCK

               _________________________________________________

                         Pursuant to Section 151 of the
                           General Corporation Law of
                             the State of Delaware
                ________________________________________________

     I, David C. Ruberg, President and Chief Executive Officer of Intermedia Communications of Florida, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DO HEREBY
                                                       -----------
CERTIFY:

     that, pursuant to authority conferred upon the Board of Directors of the Corporation by its Certificate of Incorporation (the "Certificate"), and,
                                                      ------------
pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, at a duly called meeting held on March 7, 1996, at which a quorum was present and acted throughout, adopted the following resolutions, which resolutions remain in full force and effect on the date hereof creating a series of 200,000 shares of Preferred Stock having a par value of $1.00 per share, designated as Series A Preferred Stock (the "Series A
                                                                       --------
Preferred Stock") out of the class of 500,000 shares of preferred stock of the
---------------
par value of $1.00 per share (the "Preferred Stock"):
                                   ---------------

     RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate, the Board of Directors does hereby create, authorize and provide for the issuance of the Series A Preferred Stock having the voting powers, designation, relative, participating, optional and other special rights, preferences, and qualifications, limitations and restrictions thereof that are set forth as follows:

     Section 1.  Designation and Amount.  The shares of such series shall be
                 ----------------------
designated as "Series A Preferred Stock" and the number of shares constituting
               ------------------------
such series shall be 200,000.

     Section 2.  Dividends and Distributions.
                 ----------------------------

     (A) Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock or any other shares of preferred stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, each holder of one one-hundredth (1/100) of a share (a "Unit") of Series A Preferred Stock shall be entitled to receive, when,
          ----
as and if declared by the Board of Directors out of funds legally available for that purpose, (i) quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being a "Quarterly
                                                                   ---------
Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date
---------------------
after the first issuance of such Unit of Series A Preferred Stock, in an amount per Unit (rounded to the nearest cent) equal to the greater of (a) $.01 or (b) subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Unit equal to the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared on shares of Common Stock since the immediately preceding quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Preferred Stock. In the event that the Corporation shall at any time after March 18, 1996 (the "Rights Declaration")
                                                         ------------------
(i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series A Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on Units of Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or
                         --------  -------
distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next Quarterly Dividend Payment Date, a dividend of $.01 per Unit on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and shall be cumulative on each outstanding Unit of Series A Preferred Stock from the quarterly Dividend Payment Date next preceding the date of issuance of such Unit of Series A Preferred Stock, unless the date of issuance of such Unit is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such Unit shall begin to accrue from the date of issuance of such Unit, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Units of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Units of Series A Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Units shall be allocated pro rata on a unit-by-unit basis among all Units of Series A Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Units of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 3.  Voting Rights.  The holders of Units of Series A Preferred
                 -------------
Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each Unit of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine the outstanding shares of Common

Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein or by law, the holders of Units of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) (i)   If at any time dividends on any Units of Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, then during the period (a "default period") from the occurrence of such event until
                      --------------
such time as all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Units of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment, all holders of Units of Series A Preferred Stock, voting separately as a class, shall have the right to elect two Directors, provided that if the Directors are divided into classes, the holders of Units of Series A Preferred Stock shall not elect more than one Director to any one class.

     (ii) During any default period, such voting rights of the holders of Units of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting rights nor any right of the holders of Units of Series A Preferred Stock to increase, in certain cases, the authorized number of Directors may be exercised at any meeting unless one-third of the outstanding Units of Preferred Stock shall be present at such meeting in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Units of Series A Preferred Stock of such rights. At any meeting at which the holders of Units of Series A Preferred Stock shall exercise such voting rights initially during an existing default period, they shall have the right, voting separately as a class, to elect Directors to fill up to two vacancies in the Board of Directors, if any such vacancies may then exist, or, if such right is exercised at an annual meeting, to elect two

Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Series A Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of Units of Series A Preferred Stock shall have exercised their right to elect Directors during any default period, the number of Directors shall not be increased or decreased except as approved by a vote of the holders of Units of Series A Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to the Series A Preferred Stock.

     (iii) Unless the holders of Series A Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 25% of the total number of the Units of Series A Preferred Stock outstanding may request, the calling of a special meeting of the holders of Units of Series A Preferred Stock, which meeting shall thereupon be called by the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Units of Series A Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be give to each holder of record of Units of Series A Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 25% of the total number of outstanding Units of Series A Preferred Stock. Notwithstanding the provisions of this paragraph (C) (iii), no such special meeting shall be called during the 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

     (iv) During any default period, the holders of shares of Common Stock and Units of Series A Preferred Stock, and other classes or series of stock of the Corporation, if applicable, shall continue to be entitled to elect all the Directors until holders of the Units of Series A Preferred Stock shall have exercised their right to elect two Directors voting as a separate class, after the exercise of which right (x) the Directors so elected by the holders of Units of Series A Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and

(y) any vacancy in the Board of Directors may (except as provided in paragraph
(C) (ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of capital stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of capital stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

     (v) Immediately upon the expiration of a default period, (x) the right of the holders of Units of Series A Preferred Stock as a separate class to elect Directors shall cease, (y) the term of an Directors elected by the holders of Units of Series A Preferred Stock as a separate class shall terminate, and (z) the number of directors shall be such number as may be provided for in the Certificate or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C) (ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

     (vi) The provisions of this paragraph (C) shall govern the election of Directors by holders of Units of Preferred Stock during any default period notwithstanding any provisions of the Certificate to the contrary, including, without limitation, the provisions of Article FIFTH of the Certificate.

     (D) Except as set forth herein, holders of Units of Series A Preferred Stock shall have no special voting rights and their consents shall not be required (except to the extent they are entitled to vote with holders of shares of Common Stock as set forth herein) for taking any corporate action.

     Section 4.  Certain Restrictions.
                 ---------------------

     (A) Whenever quarterly dividends or other dividends or distributions payable on Units of Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Units of Series A Preferred Stock shall have been paid in full, the Corporation shall not:

              (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of junior stock;

              (ii) declare or pay dividends on or make any other distributions on any shares of parity stock, except dividends paid ratably on Units of Series A Preferred Stock and shares of all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Units and all such shares are then entitled;

              (iii) redeem or purchase or otherwise acquire for consideration shares of any parity stock, provided, however, that the Corporation may
                                   -----------------
       at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any junior stock;

              (iv) purchase or otherwise acquire for consideration any Units of Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such Units.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5.  Reaquired Shares.  Any Units of Series A Preferred Stock
                 ----------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued Units of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6.  Liquidation, Dissolution or Winding Up.
                 ---------------------------------------

     (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of junior stock unless the holders of Units of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph
(B), the greater of either (a) $85.00 per Unit plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (b) the amount equal to the aggregate per share amount to be distributed to holders of shares of Common Stock, or (ii) to the holders of shares of shares of parity stock, unless simultaneously therewith distributions are made ratably on Units of Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of Units of Series A Preferred Stock are entitled under clause (i) (a) of this sentence and to which the holders of shares of such parity stock are entitled, in each case upon such liquidation, dissolution or winding up.

     (B) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series A Preferred Stock were entitled immediately prior to such event pursuant to clause (i) (b) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7.  Consolidation, Merger, etc.  In case the Corporation shall
                 --------------------------
enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case Units of Series A Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8.  Redemption.  The Units of Series A Preferred Stock shall not be
                 ----------
redeemable.

     Section 9.  Ranking.  The Units of Series A Preferred Stock shall rank
                 -------
junior to all other series of the Preferred Stock and to any other class of preferred stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

     Section 10.  Amendment.  The Certificate, including, without limitation,
                  ---------
this resolution, shall not hereafter be amended, either directly or indirectly, or through merger or consolidation with another corporation, in any manner that would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Units of Series A Preferred Stock, voting separately as a class.

     Section 11.  Fractional Shares.  The Series A Preferred Stock may be issued
                  -----------------
in Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights holders of Series A Preferred Stock.

     Section 12.  Certain Definitions.  As used herein with respect to the
                  -------------------
Series A Preferred Stock, the following terms shall have the following meanings:

          (A)  The term "Common Stock" shall mean the class of stock designated
                         ------------
     as the common stock, par value $0.01 per share, of the Corporation at the date hereof or any other class of stock resulting from successive changes or reclassification of the common stock.

          (B)  The term "junior stock" (i)  as used in Section 4 shall mean the
                         ------------
     Common Stock and any other class or series of capital stock of the Corporation hereafter authorized or issued over which the Series A Preferred Stock has preference or priority as to the payment of dividends and (ii) as used in Section 6, shall mean the Common Stock and any other class or series of capital stock of the Corporation over which the Series A Preferred Stock has preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

          (C)  The term "parity stock" (i)  as used in Section 4, shall mean any
                         ------------
     class or series of stock of the Corporation hereafter authorized or issued ranking pari passu with the Series A Preferred Stock as to dividends and
     (ii) as used in Section 6, shall mean any class or series of capital stock ranking pari passu with the Series A Preferred Stock in the distribution of
             ----------
     assets on any liquidation, dissolution or winding up.

          IN WITNESS WHEREOF, Intermedia Communications of Florida, Inc. has caused this Certificate to be signed by its President and Chief Executive Officer and attested by its Secretary this 13 day of March, 1996.


                              INTERMEDIA COMMUNICATIONS OF
                              FLORIDA, INC.


                              By: /s/  David C. Ruberg
                                  --------------------
                                  David C. Ruberg,
                                  President and Chief
                                  Executive Officer


Attest:


/s/  Ronald L. Tolliver
-----------------------
Ronald L. Tolliver,
Secretary

                               State of Delaware

                        Office of the Secretary of State

                         _____________________________


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "INTERMEDIA COMMUNICATIONS OF FLORIDA, INC." , CHANGING ITS NAME FROM "INTERMEDIA COMMUNICATIONS OF FLORIDA, INC." TO "INTERMEDIA COMMUNICATIONS INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF MAY, A.D. 1996, AT 9 0'CLOCK A.M.



                                            /s/ Edward J. Freel
                                            ____________________
                                            Edward J. Freel, Secretary of  State


2143051      8100               [SEAL]       AUTHENTICATION:   8349473
971064365                                              DATE:  02-27-97

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                      FILED  09:00 AM 05/30/1996
                                                             960157445 - 2143051

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                   INTERMEDIA COMMUNICATIONS OF FLORIDA, INC.
         ______________________________________________________________
                   Under Section 242 of the Delaware General
                                Corporation Law
         ______________________________________________________________

          Pursuant to the provisions of Sections 242 of the General Corporation Law of the State of Delaware, the undersigned, being the President and Secretary of Intermedia Communications of Florida, Inc. do hereby certify that:

          FIRST: The name of the corporation is Intermedia Communications of Florida, Inc. (hereinafter referred to as the "Corporation").

          SECOND: The Certificate of Incorporation of the Corporation was filed with the Office of the Secretary of State of the State of Delaware on November 9, 1987. The Certificate of Incorporation was Restated and filed with the Office of the Secretary of State of Delaware on May 7, 1992.

          THIRD: The Restated Certificate of Incorporation of the Corporation is hereby amended to (i) change the name of the Corporation from Intermedia CommunicationS of Florida, Inc. to Intermedia Communications Inc.; and (ii) increase the authorized Common Stock from 20,000,000 shares to 50,000,000 shares, so that Article FIRST and paragraph 1 of ARTICLE FOURTH of the Restated Certificate of Incorporation are hereby amended to read as follows:

          "FIRST: The name of the corporation is Intermedia Communications Inc. (hereinafter referred to as the "Corporation").

          "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 50,500,000, of which 50,000,000 shares shall be classified as Common stock, $.01 par value per share ("Common Stock"), and 500,000 shares shall be classified as Preferred Stock, $1.00 par value per share ("Preferred Stock")."

          FOURTH: This Amendment to the Restated Certificate of Incorporation of the Corporation was duly adopted by the Board of Directors and by a majority of stockholders of the Corporation entitled in vote in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment to the Certificate of Incorporation of the Corporation as of this 28 day of May, 1996 and affirm that the statements set forth herein are true and correct under the penalties of perjury.



                              /s/  David Ruberg
                              -----------------
                              David Ruberg, President and Chief
                              Executive Officer



                              /s/  Oscar Williams
                              -------------------
                              Oscar Williams, Secretary

                                                                          PAGE 1
                               State of Delaware

                        Office of the Secretary of State

                         _____________________________


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF CERTIFICATE OF DESIGNATION OF "INTERMEDIA COMMUNICATIONS INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF FEBRUARY, A.D. 1997, AT 9 0'CLOCK A.M.



                                            /s/ Edward J. Freel
                                            ____________________
                                            Edward J. Freel, Secretary of  State

2143051  8100                  [SEAL]        AUTHENTICATION:  8349470
971064365                                              DATE:  02-27-97

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                      FILED  09:00 AM 02/21/1997
                                                             971058712 - 2143051


                       AMENDED CERTIFICATE OF DESIGNATION
                       OF THE VOTING POWER, DESIGNATION,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
              OPTIONAL OR OTHER SPECIAL RIGHTS AND QUALIFICATIONS,
                      LIMITATIONS AND RESTRICTIONS OF THE
                            SERIES A PREFERRED STOCK

               _________________________________________________

                         Pursuant to Section 151 of the
                           General Corporation Law of
                             the State of Delaware

                ________________________________________________

     I, David C. Ruberg, President and Chief Executive Officer of Intermedia Communications Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DO HEREBY CERTIFY AND SET FORTH:

          FIRST:    The name of the Corporation is Intermedia Communications
Inc. The name under which the Corporation was formed is Intermedia Communications of Florida, Inc.

          SECOND: The Corporation filed a Certificate of Designation of the Voting Power, Designation, Preferences and Relative, Participating, Optional or other Special Rights and Qualifications, Limitations and Restrictions of the Series A Preferred Stock with the Secretary of State of the State of Delaware on the 13th day of March, 1996 (the "Certificate of Designation").

          THIRD:    The Certificate of Designation is hereby amended as follows:

(a) Section 1 of the Certificate of Designation is hereby amended to read in its entirety as follows:

               Section 1.  Designation and Amount.  The shares of such series
                           ----------------------
               shall be designated as "Series C Preferred Stock" and the number of shares constituting such series shall be 40,000.

(b) The term "Unit" as used throughout the Certificate of Designation shall mean one one-thousandth (1/1000) of a share of Series A Preferred Stock.

(c) The term Series A Preferred Stock as used throughout the Certificate of Designation shall refer to the Series C Preferred Stock.

          FOURTH:    The Certificate has not issued any shares of Series A
Preferred Stock. This amendment to the Certificate of Designation was authorized by a resolution of the board of directors of the Corporation (the "Board") ratified at a meeting of the Board duly held on January 29, 1997.

          IN WITNESS WHEREOF, Intermedia Communications Inc. has caused this Amended Certificate of Designation to be signed by its President and Chief Executive Officer and attested by its Secretary, this twenty first day of February, 1997.


                              /s/  David C. Ruberg
                              --------------------
                              David C. Ruberg
                              President and Chief
                              Executive Officer


Attest:

/s/  Robert M. Manning
----------------------
Robert M. Manning
Secretary

                               State of Delaware

                        Office of the Secretary of State

                         _____________________________


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF CERTIFICATE OF DESIGNATION OF "INTERMEDIA COMMUNICATIONS INC." FILED IN THIS OFFICE ON THE SIXTH DAY OF MARCH, A.D. 1997, AT 9 0'CLOCK A.M.

     A CERTIFICATE OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.



                                            /s/ Edward J. Freel
                                            ____________________
                                            Edward J. Freel, Secretary of  State

2143051  8100           [SEAL]               AUTHENTICATION:  8361193
971073694                                              DATE:  03-06-97

                                                                     EXHIBIT 3.1

                  CERTIFICATE OF DESIGNATION OF VOTING POWER,

                            DESIGNATION PREFERENCES

                   AND RELATIVE, PARTICIPATING, OPTIONAL AND

                             OTHER SPECIAL RIGHTS

                        AND QUALIFICATIONS, LIMITATIONS

                                AND RESTRICTION

                                      OF

                         13 1/2% SERIES A AND SERIES B

               REDEEMABLE EXCHANGEABLE PREFERRED STOCK DUE 2009

                                      OF

                        INTERMEDIA COMMUNICATIONS INC.

                           -------------------------

                        Pursuant to Section 151 of the

               General Corporation Law of the State of Delaware

                           -------------------------

               Intermedia Communications Inc., a Delaware corporation (the "Company") certifies that pursuant to the authority contained in ARTICLE FOURTH of its Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly called and held on March 2, 1997, duly approved and adopted the following resolution which resolution remains in full force and effect on the date hereof:

               RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of two series of preferred stock having a par value of $1.00 per share, which shall be designated as Series A Redeemable Exchangeable Preferred Stock due 2009 (the "Series A Preferred Stock") and Series B Redeemable Exchangeable Preferred Stock due 2009 (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Exchangeable Preferred Stock") each consisting of 60,000 shares, provided that no shares of Series B Preferred Stock may be issued, except upon the surrender and cancellation of such number of shares of Series A Preferred Stock having an aggregate Liquidation Preference equal to the aggregate Liquidation Preference of the shares of Series B Preferred Stock so issued, and each shall have the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

        1.     Certain Definitions.
               -------------------

        Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

        "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other

Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise, provided, however, that beneficial ownership of 25% or more of the voting securities of a Person shall be deemed to be control.

        "Applicable Redemption Price" means a price per share equal to the redemption prices specified below (expressed as percentages of the Liquidation Preference thereof), in each case, together with accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period) and Liquidated Damages, if any, to the date of redemption if redeemed during the 12-month period commencing on March 31 of each of the years set forth below:

   2002.............................................................. 106.75%
   2003.............................................................. 105.40%
   2004.............................................................. 104.05%
   2005 ............................................................. 102.70%
   2006.............................................................. 101.35%
   2007 and thereafter................................................100.00%

        "Asset Sale" means when the Company and its Subsidiaries, whether in a single transaction or a series of related transactions occurring within any twelve-month period, (i) sell, lease, convey, dispose of or otherwise transfer any assets (including by way of a Sale and Leaseback Transaction) (other than sales, leases, conveyances, dispositions or other transfers (A) in the ordinary course of business, (B) to the Company by any Subsidiary of the Company or from the Company to any Subsidiary of the Company, (C) that constitute a Restricted Payment, Investment or dividend or distribution permitted under Section 9(a) hereof or (D) that constitute the disposition of all or substantially all of the assets of the Company pursuant to Section 9(d) hereof) or (ii) issue or sell Equity Interests in any of its Subsidiaries (other than an issuance or sale of Equity Interests of any such Subsidiary to the Company or a Subsidiary), if, in the case of either (i) or (ii) above, in a single transaction or a series of related transactions occurring within any twelve-month period, such assets or securities (x) have a Fair Market Value in excess of $2.0 million or (y) are sold or otherwise disposed of for net proceeds in excess of $2.0 million.

        "Beneficial Owner" means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules), including the provision of such Rules that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire within 60 days; provided that a Person will not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and (2) is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act.

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

        "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (iii) in the case of a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

        "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or group (as such term is used in Section 13(d)(3) and 14(d)(2) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company,
(iii) any Person or group (as defined above) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of the Company, including by way of merger, consolidation or otherwise or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

        "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on Nasdaq National Market but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on Nasdaq National Market and the issuer and principal securities exchange do not meet such requirements. the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

        "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

        "Consolidated Cash Flow Leverage Ratio" with respect to any Person means the ratio of the Consolidated Indebtedness and Liquidation Preference of such Person to the Consolidated EBITDA of such Person for the relevant period; provided, however, that (1) if the Company or any Subsidiary of the Company has incurred any Indebtedness (including Acquired Debt) or if the Company has issued any Disqualified Stock or if any Subsidiary of the Company has issued any Disqualified Stock or Preferred Stock since the beginning of such period that remains outstanding on the date of such determination or if the transaction giving rise to the need to calculate the Consolidated Cash Flow Leverage Ratio is an incurrence of Indebtedness (including Acquired Debt) or the issuance of Disqualified Stock by the Company, Consolidated EBITDA and Consolidated Indebtedness and Liquidation Preference for such period will be calculated after giving effect on a pro forma basis to (A) such Indebtedness, Disqualified Stock or Preferred Stock, as applicable, as if such Indebtedness had been incurred or such stock had been issued on the first day of such period, (B) the discharge of any other Indebtedness or Preferred Stock repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness or sale of stock as if such discharge had occurred on the first day of such period, and
(C) the interest income realized by the Company or its Subsidiaries on the proceeds of such Indebtedness or of such stock sale, to the extent not yet applied at the date of determination, assuming such proceeds earned interest at the rate in effect on the date of determination from the first day of such period through such date of determination, (2) if since the beginning of such period the Company or any Subsidiary of the Company has made any sale of assets (including, without limitation, any Asset Sales or pursuant to any Sale and Leaseback Transaction), Consolidated EBITDA for such period will be (A) reduced by an amount equal to Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such sale of assets for such period or (B) increased by an amount equal to Consolidated EBITDA (if negative) directly attributable thereto for such period and (3) if since the beginning of such period the Company or any Subsidiary of the Company (by merger or otherwise) has made an Investment in any Subsidiary of the Company (or any Person which becomes a Subsidiary of the Company) or has made an acquisition of assets, including, without limitation, any acquisition of assets occurring in connection with a transaction causing a calculation of Consolidated EBITDA to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness (including Acquired Debt)) as if such Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the pro forma calculations will be determined in good faith by a responsible financial or accounting Officer of the Company, provided, however, that such Officer shall assume (i) the historical sales and gross profit margins associated with such assets for any consecutive 12-month period ended prior to the date of purchase (provided that the first month of such 12-month period will be no more than 18 months prior to such date of purchase) and (ii) other expenses as if such assets had been owned by the Company since the first day of such period. If any Indebtedness (including, without limitation, Acquired Debt) or stock bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

        "Consolidated EBITDA" as of any date of determination means the Consolidated Net Income for such period (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting extraordinary losses or gains and any gains or losses from any Asset Sales), plus the following to the extent deducted in calculating such Consolidated Net
Income: (i) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, (ii) Consolidated Interest Expense, (iii) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period and excluding non-cash interest and dividend income) of such Person and its Subsidiaries for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation, amortization, interest expense and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary, or loaned to the Company by any such Subsidiary, without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

        "Consolidated Indebtedness and Liquidation Preference" means, with respect to any Person, as of any date of determination, the aggregate amount of Indebtedness and liquidation preference of Preferred Stock of such Person and its Subsidiaries as of such date calculated on a consolidated basis in accordance with GAAP consistently applied.

        "Consolidated Interest Expense" means, for any Person, for any period, the aggregate of the following for such Person for such period determined on a consolidated basis in accordance with GAAP: (a) the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, and non-cash interest payments on any Indebtedness, the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Interest Rate Agreement, however denominated with respect to such Indebtedness), (b) the amount of Redeemable Dividends (to the extent not already included in Indebtedness in determining Consolidated Interest Expense for the relevant period) and (c) the interest component of rentals in respect of any Capital Lease Obligation paid, in each case whether accrued or scheduled to be paid or accrued by such Person during such period to the extent such amounts were deducted in computing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP. For purposes of this definition interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP consistently applied.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

               (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Subsidiary thereof,

               (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or other distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders,

               (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded,

               (iv) the cumulative effect of a change in accounting principles shall be excluded, and

               (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

        "Contingent Investment" means, with respect to any Person, any guarantee by such Person of the performance of another Person or any commitment by such Person to invest in another Person. Any Investment that consists of a Contingent Investment shall be deemed made at the time that the guarantee of performance or the commitment to invest is given, and the amount of such Investment shall be the maximum monetary obligation under such guarantee of performance or commitment to invest. To the extent that a Contingent Investment is released or lapses without payment under the guarantee of performance or the commitment to invest, such Investment shall be deemed not made to the extent of such release or lapse. With respect to any Contingent Investment, the payment of the guarantee of performance or the payment under the commitment to invest shall not be deemed to be an additional Investment.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

        "Credit Facility" means any credit facility entered into by and among the Company and/or any Subsidiary and one or more commercial banks or financial institutions, providing for senior term or revolving credit borrowings of a type similar to credit facilities typically entered into by commercial banks and financial institutions, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit facility and related agreements may be amended, extended, refinanced, renewed, restated, replaced or refunded from time to time.

        "Debentures" means the Exchange Debentures and the New Exchange Debentures.

        "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

        "Disqualified Stock" means any Capital Stock to the extent that, and only to the extent that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to March 31, 2009, provided, however, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to March 31, 2009 shall not constitute Disqualified Stock if the change in control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions applicable to the Exchangeable Preferred Stock contained in Section 8 hereof and such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Exchangeable Preferred Stock as are required to be repurchased pursuant to
Section 8 hereof.

        "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) according to S&P or Moody's at the time as of which any investment or rollover therein is made.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock or that are measured by the value of Capital Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

        "Event of Default" means any Voting Rights Triggering Event.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder.

        "Exchange Debentures" means the Company's 13 1/2% Series A Senior Subordinated Debentures due 2009, issuable in exchange for the Exchangeable Preferred Stock.

        "Exchange Offer" means the exchange offer of the Series B Preferred Stock for the Series A Preferred Stock or the New Debentures for the Exchange Debentures, as applicable, pursuant to the Registration Rights Agreement.

        "Existing Indebtedness" means all Indebtedness of the Company and its Subsidiaries in existence on the Issue Date.

        "Existing Senior Notes" means the Company's 13 1/2% Senior Notes due 2005 and the Company's 12 1/2% Senior Discount Notes due 2006.

        "Fair Market Value" means with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

        "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under Interest Rate Agreements.

        "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations or letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Persons), all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock or any warrants, rights or options to acquire such Disqualified Stock valued, in the case of Disqualified Stock, at the greatest amount payable in respect thereof on a liquidation (whether voluntary or involuntary) plus accrued and unpaid dividends, the liquidation value of any Preferred Stock issued by Subsidiaries of such Person plus accrued and unpaid dividends, and also includes, to the extent not otherwise included, the Guarantee of items that would be included within this definition and any amendment, supplement, modification, deferral, renewal, extension or refunding of any of the above; notwithstanding the foregoing, in no event will performance bonds or similar security for performance be deemed Indebtedness so long as such performance bonds or similar security for performance would not appear as a liability on a balance sheet of such Person prepared in accordance with GAAP; and provided further, that the amount of any Indebtedness in respect of any Guarantee shall be the maximum principal amount of the Indebtedness so guaranteed; it being understood that Indebtedness with respect to this Certificate of Designation does not include any obligation with respect to the Exchangeable Preferred Stock.

        "Interest Rate Agreements" means (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, Guarantees, Contingent Investments, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of any other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that any investment to the extent made with Capital Stock of the Company (other than Disqualified Stock) shall not be deemed an "Investment" for purposes of this Certificate of Designation.

        "Issue Date" means the initial issuance date of the Series A Preferred Stock.

        "Joint Venture" means a Person in the Telecommunications Business in which the Company holds less than a majority of the shares of Voting Stock or an Unrestricted Subsidiary in the Telecommunications Business.

        "Liquidation Preference" means $10,000 per share of Exchangeable Preferred Stock.

        "Marketable Securities" means:

               (i) Government Securities;

               (ii) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution;

               (iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating at the time as of which any investment therein is made, of "A-1" (or higher) according to S&P or "P-1" (or higher) according to Moody's;

               (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; and

               (v) any fund investing exclusively in investments of the types described in clauses (i) through (iv) above.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and
(ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets. Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by the Company or any Subsidiary of the Company to cash.

        "New Exchange Debentures" means the 13 1/2% Series B Senior Subordinated Debentures due 2009 of the Company issued pursuant to the Exchange Offer.

        "Permitted Investment" means (a) any Investments in the Company or any Subsidiary of the Company; (b) any Investments in Marketable Securities; (c) Investments by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Subsidiary of the Company or
(ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary of the Company; (d) any Investments in property or assets to be used in (A) any line of business in which the Company or any of its Subsidiaries was engaged on the Issue Date or (B) any Telecommunications Business; (e) Investments in any Person in connection with the acquisition of such Person or substantially all of the property or assets of such Person by the Company or any Subsidiary of the Company; provided that within 180 days from the first date of any such Investment, either (A) such Person becomes a Subsidiary of the Company or any of its Subsidiaries or (B) the amount of any such Investment is repaid in full to the Company or any of its Subsidiaries; (f) Investments pursuant to any agreement or obligation of the Company or a Subsidiary, in effect on the Issue Date or on the date a Subsidiary becomes a Subsidiary (provided that any such agreement was not entered into in contemplation of such Subsidiary becoming a Subsidiary), to make such Investments; (g) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (h) Hedging Obligations permitted to be incurred by
Section 9(b) hereof; and (i) bonds, notes, debentures or other securities received as a result of Asset Sales.

        "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

        "Receivables" means, with respect to any Person, all of the following property and interests in property of such person or entity, whether now existing or existing in the future or hereafter acquired or arising: (i) accounts; (ii) accounts receivable, including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services no matter how evidenced, whether or not earned by performance; (iii) all unpaid seller's or lessor's rights including, without limitation, rescission, replevin, reclamation and stoppage in transit, relating to any of the foregoing after creation of the foregoing or arising therefrom;
(iv) all rights to any goods or merchandise represented by any of the foregoing, including, without limitation, returned or repossessed goods; (v) all reserves and credit balances with respect to any such accounts receivable or account debtors; (vi) all letters of credit, security, or

Guarantees for any of the foregoing; (vii) all insurance policies or reports relating to any of the foregoing; (viii) all collection of deposit accounts relating to any of the foregoing; (ix) all proceeds of any of the foregoing; and
(x) all books and records relating to any of the foregoing.

        "Redeemable Dividend" means, for any dividend with regard to Disqualified Stock and Preferred Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Stock or Preferred Stock.

        "Registration Rights Agreement" means the Registration Rights Agreement between the Company and the Initial Purchasers.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "S&P" means Standard & Poor's Rating Group and its successors.

        "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which any property (other than Capital Stock) is sold by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries.

        "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

        "Strategic Investor" means, with respect to any sale of the Company's Capital Stock, any Person which, both as of the Trading Day immediately before the day of such sale and the Trading Day immediately after the day of such sale, has, or whose parent has, a Total Market Capitalization of at least $1.0 billion on a consolidated basis. In calculating Total Market Capitalization for the purpose of this definition, the consolidated Indebtedness of such Person, solely when calculated as of the Trading Day immediately after the day of such sale, will be calculated after giving effect to such sale (including any Indebtedness incurred in connection with such sale). For purposes of this definition, the term parent means any Person of which the referent Strategic Investor is a Subsidiary.

        "Subsidiary" of any Person means (i) any corporation, association or business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person or any combination thereof; provided that any Unrestricted Subsidiary shall be excluded from this definition of "Subsidiary."

        "Telecommunications Business" means, when used in reference to any Person, that such Person is engaged primarily in the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) creating, developing or marketing communications related network equipment, software and other devices for use in a Telecommunications Business or (iii) evaluating, participating or pursuing any other activity or opportunity that is related to those identified in (i) or (ii) above; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of the Company.

        "Telecommunications Related Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used in connection with a Telecommunications Business.

        "Total Common Equity" of any Person means, as of any date of determination (and as modified for purposes of the definition of "Change of Control"), the product of (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (ii) of the preceding sentence shall be determined by the Board of Directors of the Company in good faith and evidenced by a resolution of the Board of Directors.

        "Total Market Capitalization" of any Person means, as of any day of determination (and as modified for purposes of the definition of "Strategic Investor"), the sum of (1) the consolidated Indebtedness of such Person and its Subsidiaries (except in the case of the Company, in which case of the Company and its Subsidiaries) on such day, plus (2) the product of (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day, plus (3) the liquidation value of any outstanding share of Preferred Stock of such Person on such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (2) of the preceding sentence shall be determined by the Company's Board of Directors in good faith and evidenced by a resolution of the Board of Directors.

        "Trading Day," with respect to a securities exchange or automated quotation system, means a day on which such exchange or system is open for a full day of trading.

        "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution.

        "Vendor Indebtedness" means any Indebtedness of the Company or any Subsidiary incurred in connection with the acquisition or construction of Telecommunications Related Assets.

        "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only

        2.     Ranking.
               -------

        The Exchangeable Preferred Stock shall rank, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, (i) senior to all classes of common stock of the Company and to each other class of capital stock or series of preferred stock established after the date of this Offering Memorandum by the Board of Directors the terms of which do not expressly provide that it ranks senior to or on a parity with the Exchangeable Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to with the common stock of the Company as "Junior Securities"); (ii) on a parity with any additional shares of Exchangeable Preferred Stock issued by the Company in the future and any other class of capital stock or series of preferred stock issued by the Company in the future and any other class of capital stock or series of preferred stock issued by the Company established after the date of the Offering Memorandum by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Exchangeable Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities"); and (iii) junior to each class of capital stock or series of preferred stock issued by the Company established after the date of the Offering Memorandum by the Board of Directors the terms of which expressly provide that such class or series will rank senior to the Exchangeable Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Securities").

        3.     Dividends.
               ---------

        (a) The holders of shares of the Exchangeable Preferred Stock shall be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Company legally available therefor, cumulative preferential dividends from the Issue Date accruing at the rate of 13 1/2% of the Liquidation Preference per share per annum, payable quarterly in arrears on each of the last days of March, June, September and December or, if any such date is not a Business Day, on the next succeeding Business Day (each, a "Dividend Payment Date"), to the holders of record as of the next preceding March 15, June 15, September 15 and December 15, (each, a "Record Date"). Dividends shall be payable in cash, except that on each Dividend Payment Date occurring on or prior March 31, 2002, dividends may be paid, at the Company's option, by the issuance of additional shares of Exchangeable Preferred Stock (including fractional shares, provided, that the Company may, at its option, pay cash in lieu of issuing fractional shares) having an aggregate Liquidation Preference equal to the amount of such dividends. The issuance of such additional shares of Exchangeable Preferred Stock shall constitute "payment" of the related dividend for all purposes of this Certificate of Designation. The first dividend payment of Exchangeable Preferred Stock shall be payable on June 30, 1997. Dividends payable on the Exchangeable Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30- day months and will be deemed to accrue on a daily basis.

        (b) Dividends on the Exchangeable Preferred Stock shall accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. The Company shall take all actions required or permitted under the Delaware General Corporation Law (the "DGCL") to permit the payment of dividends on the Exchangeable Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with the DGCL, to make or keep funds legally available for the payment of dividends.

        (c) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Exchangeable Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Exchangeable Preferred Stock. Unless full cumulative dividends on all outstanding shares of Exchangeable Preferred Stock for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (i) no dividend (other than a dividend payable solely in shares of any Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities, other than a distribution consisting solely of Junior Securities;
(iii) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities) by the Company or any of its Subsidiaries; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Company or any of its Subsidiaries. Holders of the Exchangeable Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

        4.     Liquidation Rights.
               ------------------

        Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Company's capital stock, each holder of shares of the Exchangeable Preferred Stock will be entitled to payment out of the assets of the Company available for distribution of an amount equal to the Liquidation Preference per share of Exchangeable Preferred Stock held by such holder, plus accrued and unpaid dividends and Liquidated Damages, if any, to the date fixed for liquidation, dissolution, winding-up or reduction or decrease in capital stock, before any distribution is made on any Junior Securities, including, without limitation, common stock of the Company. After payment in full of the Liquidation Preference and all accrued dividends and Liquidated Damages, if any, to which holders of Exchangeable Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Exchangeable Preferred Stock and all other Parity Securities are not paid in full, the holders of the Exchangeable Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and accumulated and unpaid dividends and Liquidated Damages, if any, to which each is entitled. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more Persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of the Company or reduction or decrease in capital stock.

        5.     Redemption by the Company.
               -------------------------

        (a) On March 31, 2009 (the "Mandatory Redemption Date"), the Company shall be required to redeem (subject to the legal availability of funds therefor) all outstanding shares of Exchangeable Preferred Stock at a price in cash equal to the Liquidation Preference thereof, plus accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period) and Liquidated Damages, if any, to the date of redemption. The Company shall not be required to make sinking fund payments with respect to the Exchangeable Preferred Stock. The Company shall take all actions required or permitted under the DGCL to permit such redemption.

        (b) The Exchangeable Preferred Stock may not be redeemed at the option of the Company prior to March 31, 2002. The Exchangeable Preferred Stock may be redeemed, in whole or in part, at the option of the Company on or after March 31, 2002, at the Applicable Redemption Price. Notwithstanding the foregoing sentence, prior to March 31, 2000, the Company may, on any one or more occasions, use the net proceeds of one or more underwritten public offerings of its Common Stock or the sale or sales of its Capital Stock (other than Disqualified Stock) to a Strategic Investor provided that the proceeds of such offerings and sales are at least equal to $50 million, to redeem up to 35% of the shares of Exchangeable Preferred Stock then outstanding (whether initially issued or issued in lieu of cash dividends) at a redemption price equal to 113 1/2% of the Liquidation Preference per share plus, accumulated and unpaid dividends and Liquidated Damages, if any, to the date of redemption; provided that, after any such redemption, at least 65% of Exchangeable Preferred Stock initially issued remains outstanding.

        (c) In case of redemption of less than all of the shares of Exchangeable Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot as determined by the Company in its sole discretion.

        (d) Notice of any redemption shall be sent by or on behalf of the Company not less than 30 nor more than 60 days prior to the date specified for redemption in such notice (including the Mandatory Redemption Date, the "Redemption Date"), by first class mail, postage prepaid, to all holders of record of the Exchangeable Preferred Stock at their last addresses as they shall appear on the books of the Company; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Exchangeable Preferred Stock except as to the holder to whom the Company has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Exchangeable Preferred Stock may be listed or admitted to trading, such notice shall state: (i) whether such redemption is being made pursuant to the optional or the mandatory redemption provisions hereof; (ii) the Redemption Date; (iii) the Applicable Redemption Price; (iv) the number of shares of Exchangeable Preferred Stock to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed; (v) the place or places where certificates for such shares are to be surrendered for payment of the Applicable Redemption Price, including any procedures applicable to redemptions to be accomplished through book-entry transfers; and (vi) that dividends on the shares to be redeemed will cease to accumulate on the Redemption Date. Upon the mailing of any such notice of redemption, the Company shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

        (e) If notice has been mailed in accordance with Section 5(d) above and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of the Exchangeable Preferred Stock so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Exchangeable Preferred Stock, and all rights of the Holders thereof as stockholders of the Company (except the right to receive from the Company the Applicable Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the Applicable Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

        (f) Any funds deposited with a bank or trust company for the purpose of redeeming Exchangeable Preferred Stock shall be irrevocable except that:

               (i) the Company shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

               (ii) any balance of monies so deposited by the Company and unclaimed by the holders of the Exchangeable Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the

        Company, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

        (g) No Exchangeable Preferred Stock may be redeemed except with funds legally available for the purpose. The Company shall take all actions required or permitted under the DGCL to permit any such redemption.

        (h) Notwithstanding the foregoing provisions of this Section 5, unless the full cumulative dividends on all outstanding shares of Exchangeable Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Exchangeable Preferred Stock shall be redeemed unless all outstanding shares of Exchangeable Preferred Stock are simultaneously redeemed.

        (i) All shares of Exchangeable Preferred Stock redeemed pursuant to this
Section 5 shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than shares of Exchangeable Preferred Stock.

        6.     Exchange.
               --------

        (a) The Company may, at its option, on any Dividend Payment Date, exchange, in whole, but not in part, the then outstanding shares of Exchangeable Preferred Stock for Debentures; provided, that on the date of such exchange (i) there are no accumulated and unpaid dividends and Liquidated Damages, if any, on the Exchangeable Preferred Stock (including the dividends payable on such date) or other contractual impediments to such exchange; (ii) there shall be legally available funds sufficient therefor; (iii) immediately after giving effect to such exchange, no Default or Event of Default would exist under the Indenture and; (iv) the Indenture has been qualified under the Trust Indenture Act, if such qualification is required at the time of exchange; and (v) the Company shall have delivered a written opinion of counsel to the Trustee to the effect that all conditions to be satisfied prior to such exchange have been satisfied.

        (b) The Debentures shall be issuable in principal amounts of $1,000 and integral multiples thereof to the extent possible, and shall also be issuable in principal amounts less than $1,000 so that each holder of Exchangeable Preferred Stock will receive certificates representing the entire amount of Debentures to which such holder's shares of Exchangeable Preferred Stock entitle such holder; provided that the Company may pay cash in lieu of issuing any Debentures having a principal amount less than $1,000. Notice of the intention to exchange shall be sent by or on behalf of the Company not more than 60 days nor less than 30 days prior to the date fixed for the exchange (the "Exchange Date"), by first class mail, postage prepaid, to each holder of record of Exchangeable Preferred Stock at its registered address. In addition to any information required by law or by the applicable rules of any exchange upon which the Exchangeable Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Exchange Date; (ii) the place or places where certificates for such shares are to be surrendered for exchange, including any procedures applicable to exchanges to be accomplished through book-entry transfers; and (iii) that dividends on the shares of Exchangeable Preferred Stock to be exchanged will cease to accumulate on the Exchange Date.

        (c) A holder delivering Exchangeable Preferred Stock for exchange shall not be required to pay any taxes or duties in respect of the issue or delivery of Debentures on exchange but shall be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue or delivery of the Debentures in a name other than that of the holder of the Exchangeable Preferred Stock. Certificates representing Debentures shall not be issued or delivered unless all taxes and duties, if any, payable by the holder have been paid.

        (d) If notice of any exchange has been properly given, and if on or before the Exchange Date the Debentures have been duly executed and authenticated and an amount in cash or additional shares of Exchangeable Preferred Stock (as applicable) equal to all accumulated and unpaid dividends and Liquidated Damages, if any, thereon to the Exchange Date has been deposited with the Transfer Agent, then on and after the close of business on the Exchange Date, the shares of Exchangeable Preferred Stock to be exchanged shall no longer be deemed to be outstanding and may thereafter be issued in the same manner as the other authorized but unissued preferred stock, but not as Exchangeable Preferred Stock, and all rights of the holders thereof as stockholders of the Company shall cease, except the right of the holders to receive upon surrender of their certificates the Debentures and all accrued interest, if any, thereon to the Exchange Date.

        (e) As a condition to the exercise of the exchange rights described in this Section 6, the Company shall deliver an opinion to the Trustee as to the due authorization, execution, delivery and enforceability of both the Debentures and the Indenture and as to the compliance by the Company with the provisions hereof.

        7.     Voting Rights.
               -------------

        (a) The holders of record of shares of the Exchangeable Preferred Stock shall have no voting rights, except as required by law and as hereinafter provided in this Section 7.

        (b)    Upon:

               (i) the accumulation of accumulated and unpaid dividends on the outstanding Exchangeable Preferred Stock in an amount equal to six (6) quarterly dividends (whether or not consecutive);

               (ii) the failure of the Company to satisfy any mandatory redemption or repurchase obligation (including, without limitation, pursuant to any required Change of Control Offer) with respect to the Exchangeable Preferred Stock;

               (iii) the failure of the Company to make a Change of Control Offer on the terms and in accordance with the provisions described below in Section 8 hereof;

               (iv) the failure of the Company to comply with any of the other covenants or agreements set forth in this Certificate of Designation and the continuance of such failure for 60 consecutive days or more after notice; or

               (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Closing Date, which default (1) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (2) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more (each of the events described in clauses
        (i), (ii), (iii), (iv) and (v) being referred to herein as a "Voting Rights Triggering Event");

then the holders of a majority of the outstanding shares of Exchangeable Preferred Stock, voting as a separate single class, shall be entitled to elect such number of members to the Board of Directors of the Company constituting at least 20% of the then existing Board of Directors before such election (rounded to the nearest whole number), provided, however, that such number shall be no less than one nor greater than two, and the number of members of the Company's Board of Directors shall be immediately and automatically increased by one or two, as the case may be. The voting rights provided for in this Section 7 shall be the exclusive remedy for the holders of the Exchangeable Preferred Stock for any violation by the Company of its obligations under this Certificate of Designation that constitutes an Event of Default.

        (c) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of Exchangeable Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of the holders of Exchangeable Preferred Stock. Such right of the holders of Exchangeable Preferred Stock to elect directors may be exercised until (i) all dividends in arrears shall have been paid in full and (ii) all other Voting Rights Triggering Events have been cured or waived, at which time the term of such directors previously elected shall thereupon terminate, and such directors shall be deemed to have resigned.

        (d) At any time when such voting right shall have vested in the holders of Exchangeable Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Company shall, upon the written request of holders of record of 10% or more of the Exchangeable Preferred Stock then outstanding, addressed to the Secretary of the Company, call a special meeting of holders of Exchangeable Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Company or, if none, at a place designated by the Secretary of the Company. If such meeting shall not be called by the proper officers of the Company within 30 days after the personal service of such written request upon the Secretary of the Company, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Company at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of Exchangeable Preferred Stock then outstanding may designate in writing a holder of Exchangeable Preferred Stock to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Company or, if none, at a place designated by such holder. Any holder of Exchangeable Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Company for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section 7. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

        (e) If any director so elected by the holders of Exchangeable Preferred Stock shall cease to serve as a director before his term shall expire, the holders of Exchangeable Preferred Stock then outstanding may, at a special meeting of the holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

        (f) The Company shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of Exchangeable Preferred Stock then outstanding (with shares held by the Company or any of its Affiliates not being considered to be outstanding for this purpose) voting or consenting as the case may be, as one class:

               (i) authorize, create (by way of reclassification or otherwise) or issue any Senior Securities or any obligation or security convertible into or evidencing the right to purchase, shares of any class or series of Senior Securities, except, the Company may issue Senior Securities pursuant to Section 9(b) hereof;

               (ii) authorize, create (by way of reclassification or otherwise) or issue any Parity Securities or any obligation or security convertible or exchangeable into or evidencing a right to purchase, shares of any class or series of Parity Securities, except, the Company may issue: (i) shares of the Series B Preferred Stock as provided herein, (ii) shares of Exchangeable Preferred Stock to pay dividends thereon in accordance with the terms of this Certificate of Designation, and (iii) Parity Securities pursuant to Section 9(b) hereof;

               (iii) amend or otherwise alter this Certificate of Designation (including the provisions of Section 8 hereof) in any manner that adversely affects the specified rights, preferences, privileges or voting rights of holders of Exchangeable Preferred Stock (a change in the initial Liquidation Preference per share of the Series B Preferred Stock not being deemed to be adverse, provided that the aggregate Liquidation Preference of the Series B Preferred Stock is equal to the aggregate Liquidation Preference of the Series A Preferred Stock exchanged for the Series B Preferred Stock);

               (iv) authorize the issuance of any additional shares of Exchangeable Preferred Stock (except for increases resulting from a change in the Liquidation Preference of the Series B Preferred Stock or resulting from a 10 for 1 stock split of the Series B Preferred Stock, provided that, in each case, the aggregate Liquidation Preference of the Series B Preferred Stock is equal to the aggregate Liquidation Preference of the Series A Preferred Stock exchanged for the Series B Preferred Stock); or

               (v) waive any existing Voting Rights Triggering Event or compliance with any provision of this Certificate of Designation;

provided, however, that (a) the Company may not amend the Change of Control provisions of this Certificate of Designation (including the related definitions) without the approval of the holders of at least 662/3% of the then outstanding shares of Exchangeable Preferred Stock, voting or consenting, as the case may be, as one class and (b) without the consent of the holders of the Exchangeable Preferred Stock, the Company will have the ability to issue additional shares of Exchangeable Preferred Stock to pay dividends.

        (g) Without the consent of each holder affected, an amendment or waiver of the Company's Certificate of Incorporation or of this Certificate of Designation may not (with respect to any shares of Exchangeable Preferred Stock held by a non-consenting holder):

               (i) alter the voting rights with respect to the Exchangeable Preferred Stock or reduce the number of shares of Exchangeable Preferred Stock whose holders must consent to an amendment, supplement or waiver;

               (ii) reduce the Liquidation Preference of or change the Mandatory Redemption Date of any share of Exchangeable Preferred Stock or alter the provisions with respect to the redemption of the Exchangeable Preferred Stock (except as provided with respect to Section 8 hereof and except that the Company may reduce the Liquidation Preference on the Series B Preferred Stock prior to its issuance or effect a 10 for 1 stock split with respect to the Series B Preferred Stock, provided that, in each case, the aggregate Liquidation Preference of the Series B Preferred Stock is equal to the aggregate Liquidation Preference of the Series A Preferred Stock exchanged for the Series B Preferred Stock);

               (iii) reduce the rate of or change the time for payment of dividends on any share of Exchangeable Preferred Stock;

               (iv) waive the consequences of any failure to pay dividends on the Exchangeable Preferred Stock;

               (v) make any share of Exchangeable Preferred Stock payable in any form other than that stated in this Certificate of Designation;

               (vi) make any change in the provisions of this Certificate of Designation relating to waivers of the rights of holders of Exchangeable Preferred Stock to receive the Liquidation Preference and dividends on the Exchangeable Preferred Stock;

               (vi) waive a redemption payment with respect to any share of Exchangeable Preferred Stock (except as provided with respect to Section 8 hereof); or

               (vii) make any change in the foregoing amendment and waiver provisions.

        (h) The Company in its sole discretion may without the vote or consent of any holders of the Exchangeable Preferred Stock amend or supplement this Certificate of Designation:

               (i)  to cure any ambiguity, defect or inconsistency;

               (ii) to provide for uncertificated Exchangeable Preferred Stock in addition to or in place of certificated Exchangeable Preferred Stock; or

               (iii) to make any change that would provide any additional rights or benefits to the holders of the Exchangeable Preferred Stock or that does not adversely affect the legal rights under this Certificate of Designation of any such holder.

Except as set forth above, (a) the creation, authorization or issuance of any shares of Junior Securities, Parity Securities or Senior Securities or (b) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of the holders of the Exchangeable Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges, special rights or voting rights of holders of shares of Exchangeable Preferred Stock.

        8.     Change of Control.
               -----------------

        (a) Upon the occurrence of a Change of Control, the Company shall make an offer (the "Change of Control Offer") to each holder of shares of Exchangeable Preferred Stock to repurchase all or any part (but not, in the case of any holder requiring the Company to purchase less than all of the shares of Exchangeable Preferred Stock held by such holder, any fractional shares) of such holder's Exchangeable Preferred Stock at an offer price in cash equal to 101% of the aggregate Liquidation Preference thereof plus accumulated and unpaid dividends and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment").

        (b) The Change of Control Offer shall include all instructions and materials necessary to enable holders to tender their shares of Exchangeable Preferred Stock.

        (c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Exchangeable Preferred Stock as a result of a Change of Control.

        (d) Within 30 days following any Change of Control, the Company shall mail a notice to each holder stating:

               (i) that the Change of Control Offer is being made pursuant to this Section 8 and that all shares of Exchangeable Preferred Stock tendered will be accepted for payment;

               (ii) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

               (iii) that any share of Exchangeable Preferred Stock not tendered will continue to accumulate dividends;

               (iv) that, unless the Company fails to pay the Change of Control Payment, all shares of Exchangeable Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date;

               (v) that holders electing to have any shares of Exchangeable Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender the shares of Exchangeable Preferred Stock, with the form entitled "Option of Holder to Elect Purchase" which shall be included with the Notice of Change of Control completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

               (vi) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the number of shares of Exchangeable Preferred Stock delivered for purchase, and a statement that such holder is withdrawing his election to have such shares purchased; and

               (vii) the circumstances and relevant facts regarding such Change of Control (including, but not limited to, information with respect to pro forma historical financial information after giving effect to such Change of Control and information regarding the Person or Persons acquiring control).

        (e) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all shares of Exchangeable Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer,
(ii) deposit with the Paying Agent an amount equal to the Change of Control

Payment in respect of all shares of Exchangeable Preferred Stock or portions thereof so tendered and (iii) deliver or cause to be delivered to the Transfer Agent the shares of Exchangeable Preferred Stock so accepted together with an Officers' Certificate stating the aggregate Liquidation Preference of the shares of Exchangeable Preferred Stock or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each holder of Exchangeable Preferred Stock so tendered the Change of Control Payment for such Exchangeable Preferred Stock, and the Transfer Agent shall promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new certificate representing the shares of Exchangeable Preferred Stock equal in Liquidation Preference amount to any unpurchased portion of the shares of Exchangeable Preferred Stock surrendered, if any. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        (f) If, at the time of a Change of Control, the Company is prohibited by the terms of any Indebtedness from purchasing shares of Exchangeable Preferred Stock that may be tendered by holders pursuant to a Change of Control Offer, prior to complying with the provisions of this Section 8, but in any event within 90 days following a Change of Control, the Company shall either (i) repay in full all outstanding Indebtedness or (ii) obtain the requisite consents, if any, under all agreements governing outstanding Indebtedness to permit the repurchase of Exchangeable Preferred Stock required by this covenant. The Company must first comply with the covenant described in the preceding sentence before it will be required to repurchase shares of Exchangeable Preferred Stock in the event of a Change of Control; provided, that if the Company fails to comply with the covenant described in the preceding sentence, the sole remedy to holders of Exchangeable Preferred Stock will be the voting rights arising from a Voting Rights Triggering Event. Moreover, the Company will not repurchase or redeem any Exchangeable Preferred Stock pursuant to this Change of Control provision prior to the Company's repurchase of the Existing Senior Notes pursuant to the Change of Control covenants in the Existing Senior Notes Indentures.

        (g) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 8 applicable to a Change of Control Offer made by the Company and purchases all shares of Exchangeable Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

        9.     Certain Covenants
               -----------------

        (a)    Restricted Payments.

               The Company and its Subsidiaries shall not, directly or indirectly:

               (i) declare or pay any dividend or make any distribution on account of any Equity Interests of the Company that are Junior Securities or of any of its Subsidiaries other than dividends or distributions payable (A) in Junior Securities of the Company that are not Disqualified Stock or (B) to the Company or any Subsidiary;

               (ii) purchase, redeem, defease, retire or otherwise acquire for value ("Retire" and correlatively, a "Retirement") any Equity Interests of the Company that are Junior Securities or of any of its Subsidiaries or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Subsidiary);

               (iii) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

                      (A) no Default or Event of Default has occurred and is
               continuing or would occur as a consequence thereof;

                      (B) after giving effect to such Restricted Payment on a
               pro forma basis as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, the Company could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Cash Flow Leverage Ratio test described under
               Section 9(b) hereof; and

                      (C) such Restricted Payment, together with the aggregate
               of all other Restricted Payments made by the Company and its Subsidiaries after the Issue Date including any Restricted Payments made pursuant to clauses (i), (iii) and (iv) of the next paragraph), is less than the sum of

                             (w) 50% of the Consolidated Net Income of the
                      Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                             (x) 100% of the aggregate net cash proceeds
                      received by the Company from the issue or sale of Equity Interests of the Company or of debt securities or Disqualified Stock of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock) after the Issue Date (other than any such Equity Interests, the proceeds of which were used as set forth in clause (ii) below), plus

                             (y) 100% of the sum of, without duplication, (1)
                      aggregate dividends or distributions received by the Company or any Subsidiary from any Joint Venture (other than dividends or distributions to pay any obligations of such Joint Venture to Persons other than the Company or any Subsidiary, such as income taxes), with non-cash distributions to be valued at the lower of book value or Fair Market Value as determined by the Board of Directors,
                      (2) the amount of the principal and interest payments received since the Issue Date by the Company or any Subsidiary from any Joint Venture and (3) the net proceeds from the sale of an Investment in a Joint Venture received by the Company or any Subsidiary; provided that there is no obligation to return any such amounts to the Joint Venture, and excluding any such dividend, distribution, interest payment or net proceeds that constitutes a return of capital invested pursuant to clause (vi) of the next succeeding paragraph, plus

                             (z) $10.0 million.

               The foregoing provisions will not prohibit:

                      (i) the payment of any dividend within 60 days after the
               date of declaration thereof, if at such date of declaration such payment would have complied with the provisions hereof;

                      (ii) the Retirement of any Junior Securities of the
               Company or Equity Interests of any Subsidiary of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Junior Securities of the Company (other than Disqualified Stock) or other Equity Interests of such Subsidiary that is not Disqualified Stock;

                      (iii) the Retirement of any Junior Securities of the
               Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries; and

                      (iv) Investments in any Joint Venture; provided that at
               the time any such Investment is made, such Investment will not cause the aggregate amount of Investments at any one time outstanding under this clause (vi) to exceed 5% of the Total Common Equity of the Company;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (i), (ii), (iii), and (iv), no Default or Event of Default shall have occurred and be continuing.

        A Permitted Investment that ceases to be a Permitted Investment pursuant to the definition thereof, shall become a Restricted Investment, deemed to have been made on the date that it ceases to be a Permitted Investment.

        The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default or an Event of Default. For purposes of making such determination, all outstanding Investments by the Company and its Subsidiaries (except to the extent repaid in cash) in such Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the Fair Market Value of such Investments at the time of such designation and (z) the original Fair Market Value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time.

        The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under
Section 9(b) hereof and (ii) no Default or Event of Default would be in existence following such designation.

        (b) Incurrence of Indebtedness and Issuance of Disqualified Stock or Preferred Stock.

               (i) The Company and its Subsidiaries shall not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable for the payment of (collectively, "incur" and, correlatively, "incurred" and "incurrence") any Indebtedness (including, without limitation, Acquired Debt) and

               (ii) The Company and its Subsidiaries shall not issue any Disqualified Stock or any Preferred Stock,

provided, however, that the Company and/or any of its Subsidiaries may incur Indebtedness (including, without limitation, Acquired Debt) or issue shares of Disqualified Stock or any Preferred Stock if, after giving effect to the incurrence of such Indebtedness or the issuance of such Disqualified Stock or Preferred Stock, the Consolidated Cash Flow Leverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence or issuance (A) does not exceed 6.5 to 1 if such incurrence or issuance occurs on or prior to June 1, 1999 and (B) does not exceed 6.0 to 1 if such occurrence or issuance occurs after June 1, 1999, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period. If the Company incurs any Indebtedness or issues or redeems any Preferred Stock or Disqualified Stock subsequent to the commencement of the period for which such ratio is being calculated but prior to the event for which the calculation of the ratio is made, then the ratio will be calculated giving pro forma effect to any such incurrence of Indebtedness, or such issuance or redemption of Preferred Stock or Disqualified Stock as if the same had occurred at the beginning of the applicable period. In making such calculation on a pro forma basis, interest attributable to Indebtedness bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

        The foregoing limitation will not apply to (with each exception to be given independent effect):

        (a) the incurrence by the Company and/or any of its Subsidiaries of Indebtedness under the Credit Facility in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and/or any of its Subsidiaries thereunder) not to exceed $75.0 million in the aggregate at any one time outstanding;

        (b) the incurrence by the Company and/or any of its Subsidiaries of Vendor Indebtedness, provided that the aggregate amount of such Vendor Indebtedness incurred does not exceed 80% of the total cost of the Telecommunications Related Assets financed therewith (or 100% of the total cost of the Telecommunications Related Assets financed therewith if such Vendor Indebtedness was extended for the purchase of tangible physical assets and was so financed by the vendor thereof or an affiliate of such vendor);

        (c) the incurrence by the Company and/or any of its Subsidiaries of the Existing Indebtedness, including the Existing Senior Notes; and the Series B Preferred Stock issued in exchange for the Series A Preferred Stock pursuant to the Registration Rights Agreement (and any shares of Exchangeable Preferred Stock issued as dividends thereon):

        (d) the incurrence by the Company and/or any of its Subsidiaries of Indebtedness in an aggregate amount not to exceed $25.0 million at any one time outstanding;

        (e) the incurrence by the Company of Indebtedness or Preferred Stock in an aggregate principal amount and liquidation preference not to exceed 2.0 times the net cash proceeds received by the Company after the Issue Date from the issuance and sale of Equity Interests of the Company plus the fair market value of Equity Interests (other than Disqualified Stock) issued in connection with any acquisition of any Telecommunications Business;

        (f) the incurrence by the Company and/or any of its Subsidiaries of Acquired Debt in connection with any acquisition of any Telecommunications Business in an amount not to exceed $50.0 million;

        (g) the incurrence (a "Permitted Refinancing") by the Company and/or any of its Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to refinance, replace, refund or defease ("Refinance" and correlatively, "Refinanced" and "Refinancing") Indebtedness (or the incurrence of Preferred Stock or Disqualified Stock to Refinance Preferred Stock or Disqualified Stock, as the case may be), other than Indebtedness incurred pursuant to clause (a) above, but only to the extent that:

               (1) the net proceeds of such Refinancing Indebtedness or Refinancing Capital Stock, as the case may be, does not exceed the principal amount of and premium, if any, and accrued interest on the Indebtedness so Refinanced (or if such Indebtedness was issued at an original issue discount, the original issue price plus amortization of the original issue discount at the time of the repayment of such Indebtedness) or the liquidation preference of the Capital Stock so Refinanced plus the fees, expenses and costs of such Refinancing and reasonable prepayment premiums, if any, in connection therewith;

               (2) the Refinancing Indebtedness or the Refinancing Capital Stock, as the case may be, shall have a final maturity no earlier than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity of the Indebtedness or Capital Stock being Refinanced; and

               (3) if the Capital Stock being Refinanced is subordinated in right of payment to the Exchangeable Preferred Stock, the Refinancing Capital Stock shall be subordinated in right of payment to the Exchangeable Preferred Stock on terms at least as favorable to the holders of Exchangeable Preferred Stock as those contained in the documentation governing the Capital Stock being so Refinanced;

        (h) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Subsidiaries;

        (i) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or foreign currency risk with respect to any floating rate Indebtedness that is permitted by the terms of this Certificate of Designation to be outstanding;

        (j) the incurrence by the Company of Junior Securities that are not Disqualified Stock; and

        (k) the incurrence by the Company of the Debentures in accordance with the terms of this Certificate of Designation.

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories described in clauses (a) through (k) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item in any manner that complies with this covenant and such item will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph herein. Accrual of interest or dividends, the accretion of accreted value or liquidation preference and the payment of interest or dividends in the form or additional Indebtedness or Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

        (c)    Dividend and Other Payment Restrictions Affecting Subsidiaries.

        The Company and its Subsidiaries shall not, directly or indirectly, create or otherwise cause to become effective any consensual encumbrance or restriction on the ability of any Subsidiary to:

               (i) pay dividends or make any other distributions to the Company or any of its Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Subsidiaries;

               (ii) make loans or advances to the Company or any of its Subsidiaries; or

               (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries; except for such encumbrances or restrictions existing as of the Issue Date or under or by reason of:

        (a) Existing Indebtedness;

        (b) applicable law;

        (c) any instrument governing Acquired Debt as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

        (d) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

        (e) Indebtedness or Preferred Stock in respect of a Permitted Refinancing, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness or Refinancing Capital Stock are not materially more restrictive than those contained in the agreements governing the Indebtedness or Capital Stock being refinanced;

        (f) with respect to clause (iii) above, purchase money obligations for property acquired in the ordinary course of business, Vendor Indebtedness incurred in connection with the purchase or lease of Telecommunications Related Assets or performance bonds or similar security for performance which liens securing such obligations do not cover any asset other than the asset acquired or, in the case of performance bonds or similar security for performance, the assets associated with the Company's performance;

        (g) Indebtedness incurred under clause (a) of the Section 9(b) hereof;

        (h) this Certificate of Designation, the Indenture, the Exchangeable Preferred Stock or the Debentures; or

        (i) in the case of clauses (a), (c), (e), (g) and (h) above, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such dividend and other payment restrictions than those contained in such instruments as in effect on the date of their incurrence or, if later, the Issue Date.

        (d)    Merger, Consolidation or Sale of Assets.

        The Company shall not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless:

               (i) the Company is the surviving entity or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

               (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made (the "Surviving Person") assumes all the obligations of the Company under the Exchangeable Preferred Stock;

               (iii) immediately after such transaction no Default or Event of Default exists;

               (iv) if the holders of at least 85% of the common stock of the Surviving Person immediately after such transaction are not, directly or indirectly, the same as the holders of the common stock of the Company immediately prior to such transaction, the Surviving Person, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable fiscal quarter (including any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), either (A) could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Cash Flow Leverage Ratio test described under Section 9(b) hereof or (B) would have (x) Total Market Capitalization of at least $1.0 billion and (y) total Indebtedness in an amount no greater than 30% of its Total Market Capitalization; and

               (v) such transaction would not result in the loss, material impairment or adverse modification or amendment of any authorization or license of the Company or its Subsidiaries that would have a material adverse effect on the business or operations of the Company and its Subsidiaries taken as a whole.

        (e)    Transactions with Affiliates.

        The Company and its Subsidiaries shall not sell, lease, transfer or otherwise dispose of any of their respective properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

               (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and

               (ii) such Affiliate Transaction is approved by a majority of the disinterested directors on the Board of Directors of the Company;

provided that

        (a) transactions pursuant to any employment, stock option or stock purchase agreement entered into by the Company or any of its Subsidiaries, or any grant of stock, in the ordinary course of business that are approved by the Board of Directors of the Company,

        (b)    transactions between or among the Company and its Subsidiaries,

        (c) transactions permitted by the provisions of this Certificate of Designation described above under Section 9(a) hereof, and

        (d) loans and advances to employees and officers of the Company or any of its Subsidiaries in the ordinary course of business in an aggregate principal amount not to exceed $1.0 million at any one time outstanding, shall not be deemed Affiliate Transactions.

        (f)    Reports.

        The Company shall file within 15 days after it files them with the Commission copies of the annual and quarterly reports and the information, documents, and other reports that the Company is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports"). In the event the Company is not required or shall cease to be required to file SEC Reports, pursuant to the Exchange Act, the Company will nevertheless continue to file such reports with the Commission (unless the Commission will not accept such a filing). Whether or not required by the Exchange Act to file SEC Reports with the Commission, so long as any Exchangeable Preferred Stock are outstanding, the Company will furnish copies of the SEC Reports to the holders of Exchangeable Preferred Stock at the time the Company is required to make such information available to investors who request it in writing. In addition, the Company has agreed that, for so long as any Exchangeable Preferred Stock remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        10.    Exchange of Exchangeable Preferred Stock for Debentures.
               -------------------------------------------------------

        (a) The Company may at its option exchange all, but not less than all, of the then outstanding shares of Exchangeable Preferred Stock into the Debentures to be issued under an indenture (the "Indenture") in the form attached hereto as Annex A to be entered into between the Company and a trustee to be selected by the Company (the "Trustee") on any Dividend Payment Date, provided that on the date of such exchange: (A) there are no accumulated and unpaid dividends or Liquidated Damages, if any, on the Exchangeable Preferred Stock (including the dividends payable and Liquidated Damages on such date) or other contractual impediments to such exchange; (B) there shall be legally available funds sufficient therefor; (C) either (i) a registration statement relating to the Debentures shall have been declared effective under the Securities Act of 1933, as amended (the "Securities Act"), prior to such exchange, and shall continue to be in effect on the date of such exchange; or
(ii) (A) the Company shall have obtained a written opinion of counsel that an exemption from the registration requirements of the Securities Act is available for such exchange, and that upon receipt of such Debentures pursuant to such exchange made in accordance with such exemption, the holders (assuming such holder is not an Affiliate of the Company) thereof shall not be subject to any restrictions imposed by the Securities Act upon the resale thereof other than any such restrictions to which the holder thereof already is subject on the Exchange Date, and (B) such exemption is relied upon by the Company for such exchange; (D) if required by applicable law, the Indenture and the Trustee thereunder shall have been qualified under the Trust Indenture Act of 1939, as amended; (E) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Indenture) would exist under the Indenture; and (F) the Company shall have delivered to the Trustee a written opinion of counsel, dated the date of exchange, to the effect that all conditions to be satisfied prior to such exchange have been satisfied. In the event that the issuance of the Debentures is not permitted on the date of exchange or any of the conditions set forth in clauses (A) through (F) of the preceding sentence are not satisfied on the date of exchange, the Company shall use its best efforts to satisfy such conditions and effect such exchange as soon as practicable.

        The Company shall send a written notice (the "Exchange Notice") of exchange by mail to each holder of record of Exchangeable Preferred Stock, which notice shall state: (v) that the Company is exercising its option to exchange the Exchangeable Preferred Stock for Debentures pursuant to this Certificate of Designation; (w) the date fixed for exchange (the "Exchange Date"), which date shall not be less than 30 days nor more than 60 days following the date on which the Exchange Notice is mailed (except as provided in the last sentence of this paragraph); (x) that the holder is to surrender to the Company, at the place or places where certificates for shares of Exchangeable Preferred Stock are to be surrendered for exchange, including any procedures applicable to exchanges to be accomplished through book-entry transfers, in the manner designated in the Exchange Notice, the certificate or certificates representing the shares of Exchangeable Preferred Stock to be exchanged; (y) that dividends on the shares of Exchangeable Preferred Stock to be exchanged shall cease to accrue on the Exchange Date whether or not certificates for shares of Exchangeable Preferred Stock are surrendered for exchange on the Exchange Date unless the Company shall default in the delivery of Debentures; and (z) that interest on the Debentures shall accrue from the Exchange Date whether or not certificates for shares of Exchangeable Preferred Stock are surrendered for exchange on the Exchange Date. On the Exchange Date, if the conditions set forth in clauses (A) through (F) above are satisfied, the Company shall issue Debentures in exchange for the Exchangeable Preferred Stock as provided in the next paragraph.

        (b) Upon any exchange pursuant to this paragraph 10, Debentures shall be issued in exchange for Exchangeable Preferred Stock, in registered form without coupons, in an amount equal the Liquidation Preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends (including a prorated dividend for the period from the immediately preceding Dividend Payment Date to the Exchange Date). Debentures will be issued in principal amounts of $1,000 and integral multiples thereof to the extent possible, and will also be issued in principal amounts less than $1,000 so that each holder of Exchangeable Preferred Stock will receive certificates representing the entire amount of Debentures to which its shares of Exchangeable Preferred Stock entitles it, provided that the Company may, at its option, pay cash in lieu of issuing a Debenture in a principal amount of less than $1,000.

        (c) Procedure for Exchange. (A) On or before the date fixed for exchange, each holder of Exchangeable Preferred Stock shall surrender the certificate or certificates representing such shares of Exchangeable Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Company shall cause the Debentures to be executed on the Exchange Date and, upon surrender in accordance with Exchange Notice of the certificates for any shares of Exchangeable Preferred Stock so exchanged (properly endorsed or assigned for transfer, if the notice shall so state), such shares shall be exchanged by the Company for Debentures. The Company shall pay interest and Liquidated Damages, if any, on the Debentures at the rate and on the dates specified therein from the Exchange Date.

        (d) If notice has been mailed as aforesaid, and if before the Exchange Date (1) the Indenture shall have been duly executed and delivered by the Company and the Trustee and (2) all Debentures necessary for such exchange shall have been duly executed by the Company and delivered to the Trustee with irrevocable instructions to authenticate the Debentures necessary for such exchange, then on and after the close of business on the Exchange Date, dividends shall cease to accrue on the outstanding shares of Exchangeable Preferred Stock and all of the rights of the holders of shares of the Exchangeable Preferred Stock as stockholders of the Company shall cease (except the right to receive Debentures and all accrued interest, if any, thereon), and the Person or Persons entitled to receive the Debentures issuable upon exchange shall be treated for all purposes as the registered holder or holders of such Debentures as of the Exchange Date.

        11.    Amendment.
               ---------

        This Certificate of Designation shall not be amended, either directly or indirectly, or through merger or consolidation with another entity, in any manner that would alter or change the powers, preferences or special rights of the Exchangeable Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Exchangeable Preferred Stock, voting separately as a class. Notwithstanding the foregoing, this Certificate of Designation may be amended by the Board of Directors in order to provide for the Series B Preferred Stock to have a Liquidation Preference of $1,000 per share.

        12.    Exclusion of Other Rights.
               -------------------------

        Except as may otherwise be required by law, the shares of Exchangeable Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation. The shares of Exchangeable Preferred Stock shall have no preemptive or subscription rights.

        13.    Headings of Subdivisions.
               ------------------------

        The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

        14.    Severability of Provisions.
               --------------------------

        If any voting powers, preferences and relative, participating, optional and other special rights of the Exchangeable Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Exchangeable Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Exchangeable Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Exchangeable Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Exchangeable Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

        15.    Form of Exchangeable Preferred Stock.
               ------------------------------------

        (a) The Exchangeable Preferred Stock shall initially be issued in the form of one or more Global Securities ("Global Securities"). The Global Securities shall be deposited on the Issue Date with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to as the "Global Security Holder").

        (b) So long as the Global Security Holder is the registered owner of any Exchangeable Preferred Stock, the Global Security Holder will be considered the sole holder under this Certificate of Designation of any shares of Exchangeable Preferred Stock evidenced by the Global Security. Beneficial owners of shares of Exchangeable Preferred Stock evidenced by the Global Security shall not be considered the owners or holders thereof under this Certificate of Designation for any purpose.

        (c) Payments in respect of the Liquidation Preference, dividends and Liquidated Damages, if any, on any Exchangeable Preferred Stock registered in the name of the Global Security Holder on the applicable record date shall be payable by the Company to or at the direction of the Global Security Holder in its capacity as the registered holder under this Certificate of Designation. The Company may treat the persons in whose names Exchangeable Preferred Stock, including the Global Security, are registered as the owners thereof for the purpose of receiving such payments.

        (d) Any person having a beneficial interest in a Global Security may, upon request to the Company, exchange such beneficial interest for Exchangeable Preferred Stock in the form of registered definitive certificates (the "Certificated Securities"). Upon any such issuance, the Company shall register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). If (i) the Company notifies the holders in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the holders in writing that it elects to cause the issuance of Exchangeable Preferred Stock in the form of Certificated Securities under this Certificate of Designation, then, upon surrender by the Global Security Holder of its Global Security, Exchangeable Preferred Stock in such form will be issued to each person that the Global Security Holder and the Depositary identify as being the beneficial owner of the related Exchangeable Preferred Stock.

        (e) Each Global Security shall bear a legend in substantially the following form:

        "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A SECURITY IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITARY TRUST COMPANY SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY AND THE TRANSFER AGENT. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO

        CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

        (f) The shares of Exchangeable Preferred Stock and the Debentures issuable upon exchange thereof will bear a legend to the following effect, unless the Company determines otherwise in compliance with applicable law:

        "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OR (c) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR
        (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

               IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed by David C. Ruberg, Chairman of the Board, President and Chief Executive Officer of the Company and attested by Robert M. Manning, Senior Vice President, Chief Financial Officer and Secretary of the Company, this third day of March, 1997.

                                            INTERMEDIA COMMUNICATIONS INC.

                                            By:
                                                -------------------------------
                                            Name:  David C. Ruberg

                                            Title: Chairman of the Board,
                                                   President and Chief Executive
                                                   Officer

ATTEST:

By:
    ---------------------------
Name:   Robert M. Manning
Title:  Senior Vice President, Chief
        Financial Officer and Secretary

                                     ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------








                        INTERMEDIA COMMUNICATIONS INC.

                              $
                               ----------------

                13 1/2% SENIOR SUBORDINATED DEBENTURES DUE 2009

                -----------------------------------------------






                               -----------------

                                   INDENTURE

                            Dated as of ___________

                               -----------------






                               -----------------


                     -------------------------------------


                               -----------------

                                    Trustee

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                                  Indenture Section

310 (a)(1).                                                                7.10
    (a)(2).......................................................          7.10
    (a)(3) ......................................................          N.A.
    (a)(4).......................................................          N.A.
    (a)(5).......................................................          7.10
    (b) .........................................................          7.10
    (c) .........................................................          N.A.
311 (a) ...                                                                7.11
    (b) .........................................................          7.11
    (c) .........................................................          N.A.
312 (a)....                                                                2.05
    (b)..........................................................         10.03
    (c) .........................................................         10.03
313 (a) ...                                                                7.06
    (b)(1) ......................................................          N.A.
    (b)(2) ......................................................          7.06
    (c) .........................................................   7.06; 10.02
    (d)..........................................................          7.06
314 (a) ...                                                         4.03; 10.05
    (b) .........................................................          4.17
    (c)(1) ......................................................         10.04
    (c)(2) ......................................................         10.04
    (c)(3) ......................................................          N.A.
    (d)..........................................................          4.17
    (e)  ........................................................          N.A.
    (f)..........................................................          N.A.
315 (a)....                                                                N.A.
    (b)..........................................................          7.05
    (c)  ........................................................          N.A.
    (d)..........................................................          N.A.
    (e)..........................................................          N.A.
316 (a)(last sentence)                                                     N.A.
    (a)(1)(A)                                                              N.A.
    (a)(2) ......................................................          N.A.
    (b) .........................................................          N.A.
    (c) .........................................................          2.13
317 (a)(1)                                                                 N.A.
    (a)(2).......................................................          N.A.
    (b) .........................................................          N.A.
318 (a)....                                                                N.A.
    (b)..........................................................          N.A.
    (c)..........................................................         10.01
N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE 1

                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

Section 1.01. Definitions...................................................  1
Section 1.02. Other Definitions............................................. 15
Section 1.03. Incorporation by Reference of Trust Indenture Act............. 15
Section 1.04. Rules of Construction......................................... 16

                                   ARTICLE 2

                                THE DEBENTURES

Section 2.01. Form and Dating............................................... 16
Section 2.02. Execution and Authentication.................................. 17
Section 2.03. Registrar and Paying Agent.................................... 17
Section 2.04. Paying Agent to Hold Money in Trust........................... 18
Section 2.05. Holder Lists.................................................. 18
Section 2.06. Transfer and Exchange......................................... 18
Section 2.07. Replacement Debentures........................................ 25
Section 2.08. Outstanding Debentures........................................ 25
Section 2.09. Treasury Debentures........................................... 26
Section 2.10. Temporary Debentures.......................................... 26
Section 2.11. Cancellation.................................................. 26
Section 2.12. Defaulted Interest............................................ 27
Section 2.13. Record Date................................................... 27
Section 2.14. CUSIP Number.................................................. 27

                                   ARTICLE 3

                      REDEMPTION AND CERTAIN REPURCHASES

Section 3.01. Notices to Trustee............................................ 27
Section 3.02. Selection of Debentures to Be Redeemed........................ 27
Section 3.03. Notice of Redemption.......................................... 28
Section 3.04. Effect of Notice of Redemption................................ 29
Section 3.05. Deposit of Redemption Price................................... 29
Section 3.06. Debentures Redeemed in Part................................... 29
Section 3.07. Optional Redemption........................................... 30
Section 3.08. Mandatory Redemption.......................................... 30
Section 3.09. Offer to Purchase with Excess Asset Sale Proceeds............. 31

                                   ARTICLE 4
                                   COVENANTS

Section 4.01. Payment of Debentures......................................... 33
Section 4.02. Maintenance of Office or Agency............................... 33
Section 4.03. Reports....................................................... 34
Section 4.04. Compliance Certificate........................................ 34
Section 4.05. Taxes......................................................... 35
Section 4.06. Stay, Extension and Usury Laws................................ 35
Section 4.07. Restricted Payments........................................... 35

Section 4.08. Dividend and Other Payment Restrictions Affecting
              Subsidiaries.................................................. 38
Section 4.09. Incurrence of Indebtedness and Issuance of
              Disqualified Stock............................................ 39
Section 4.10. Asset Sales................................................... 42
Section 4.11. Transactions with Affiliates.................................. 43
Section 4.12. Liens......................................................... 44
Section 4.13. Limitations on Sale and Leaseback Transactions................ 44
Section 4.14. Corporate Existence........................................... 44
Section 4.15. Offer to Purchase Upon Change of Control...................... 44
Section 4.16. Business Activities........................................... 46
Section 4.17. Payments for Consent.......................................... 46
Section 4.18. No Senior Subordinated Debt................................... 46

                                   ARTICLE 5
                                  SUCCESSORS

Section 5.01. Merger, Consolidation or Sale of Assets....................... 46
Section 5.02. Successor Corporation Substituted............................. 47

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

Section 6.01. Events of Default............................................. 47
Section 6.02. Acceleration.................................................. 49
Section 6.03. Other Remedies................................................ 50
Section 6.04. Waiver of Past Defaults....................................... 50
Section 6.05. Control by Majority........................................... 50
Section 6.06. Limitation on Suits........................................... 50
Section 6.07. Rights of Holders of Debentures to Receive Payment............ 51
Section 6.08. Collection Suit by Trustee.................................... 51
Section 6.09. Trustee May File Proofs of Claim.............................. 51
Section 6.10. Priorities.................................................... 52
Section 6.11. Undertaking for Costs......................................... 52

                                   ARTICLE 7
                                    TRUSTEE

Section 7.01. Duties of Trustee............................................. 53
Section 7.02. Rights of Trustee............................................. 54
Section 7.03. Individual Rights of Trustee.................................. 54
Section 7.04. Trustee's Disclaimer.......................................... 55
Section 7.05. Notice of Defaults............................................ 55
Section 7.06. Reports by Trustee to Holders of the Debentures............... 55
Section 7.07. Compensation and Indemnity.................................... 55
Section 7.08. Replacement of Trustee........................................ 56
Section 7.09. Successor Trustee by Merger, etc.............................. 57
Section 7.10. Eligibility; Disqualification................................. 57
Section 7.11. Preferential Collection of Claims Against Company............. 57

                                   ARTICLE 8

                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant
              Defeasance.................................................... 57
Section 8.02. Legal Defeasance and Discharge................................ 58
Section 8.03. Covenant Defeasance........................................... 58
Section 8.04. Conditions to Legal or Covenant Defeasance.................... 59
Section 8.05  Deposited Money and Government Securities to be
              Held in Trust; Other Miscellaneous Provisions................. 60
Section 8.06. Repayment to Company.......................................... 60
Section 8.07. Reinstatement................................................. 61

                                   ARTICLE 9

                       AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Debentures...................... 61
Section 9.02. With Consent of Holders of Debentures......................... 62
Section 9.03. Compliance with Trust Indenture Act........................... 63
Section 9.04. Revocation and Effect of Consents............................. 63
Section 9.05. Notation on or Exchange of Debentures......................... 63
Section 9.06. Trustee to Sign Amendments, etc............................... 64
Section 9.07. Payment for Consents.......................................... 64

                                  ARTICLE 10
                                 SUBORDINATION

Section 10.01. Agreement to Subordinate...................................... 64
Section 10.02. Liquidation; Dissolution; Bankruptcy.......................... 64
Section 10.03. Default on Designated Senior Debt............................. 65
Section 10.04. Acceleration of .............................................. 65
Section 10.05. When Distribution Must Be Paid Over........................... 66
Section 10.06. Notice By Company............................................. 66
Section 10.07. Subrogation................................................... 66
Section 10.08. Relative Rights............................................... 66
Section 10.09. Subordination May Not Be Impaired by Company.................. 67
Section 10.10. Distribution or Notice to Representative...................... 67
Section 10.11. Rights of Trustee and Paying Agent............................ 67
Section 10.12. Authorization to Effect Subordination......................... 68
Section 10.13. Amendments.................................................... 68

                                  ARTICLE 11
                                 MISCELLANEOUS

Section 11.01. Trust Indenture Act Controls.................................. 68
Section 11.02. Notices....................................................... 68
Section 11.03. Communication by Holders of Debentures with Other
               Holders of Debentures......................................... 69
Section 11.04. Certificate and Opinion as to Conditions Precedent............ 69
Section 11.05. Statements Required in Certificate or Opinion................. 69
Section 11.06. Rules by Trustee and Agents................................... 70
Section 11.07. No Personal Liability of Partners, Directors, Officers,
               Employees and Stockholders.................................... 70
Section 11.08. Governing Law................................................. 70
Section 11.09. No Adverse Interpretation of Other Agreements................. 70

Section 11.10. Successors.................................................... 70
Section 11.11. Severability.................................................. 70
Section 11.12. Counterpart Originals......................................... 71
Section 11.13. Table of Contents, Headings, etc.............................. 71

                                   EXHIBITS

Exhibit A Form of Debenture
Exhibit B Form of Certificate
Exhibit C Form of Accredited Investors Letter

               INDENTURE dated as of ____________, between Intermedia Communications Inc. (the "Company"), and ______________ ,as trustee (the "Trustee").

               The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company's 13 1/2% Series A Senior Subordinated Debentures due 2009 (the "Exchange Debentures") and 13 1/2% Series B Senior Subordinated Debentures due 2009 (the "New Exchange Debentures" and, together with the Exchange Debentures, the "Debentures"):

                                   ARTICLE 1

                         DEFINITIONS AND INCORPORATION

                                 BY REFERENCE

SECTION 1.01 DEFINITIONS.

               "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

               "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise, provided, however, that beneficial ownership of 25% or more of the voting securities of a Person shall be deemed to be control.

               "Agent" means any Registrar, Paying Agent or co-Registrar.

               "Attributable Debt" means, with respect to any Sale and Leaseback Transaction, the present value at the time of determination (discounted at a rate consistent with accounting guidelines, as determined in good faith by the Company) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

               "Beneficial Owner" means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules), including the provision of such Rules that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire within 60 days; provided that a Person will not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent and (2) is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act.

               "Board of Directors" means, unless otherwise specified, the Board of Directors of the Company or any authorized committee thereof.

               "Board Resolution" means a resolution authorized by the Board of Directors.

               "Business Day" means any day other than a Legal Holiday.

               "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

               "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (iii) in the case of a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

               "Change of Control" means the occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or group (as such term is used in Section 13(d)(3) and 14(d)(2) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company,
(iii) any Person or group (as defined above) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of the Company, including by way of merger, consolidation or otherwise or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

               "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on Nasdaq National Market but the issuer is a Foreign Issuer (as defined in Rule 3b- 4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on Nasdaq National Market and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

               "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

               "Consolidated Cash Flow Leverage Ratio" with respect to any Person means the ratio of the Consolidated Indebtedness of such Person to the Consolidated EBITDA of such Person for the relevant period; provided, however, that (1) if the Company or any Subsidiary of the Company has incurred any Indebtedness (including Acquired Debt) or if the Company has issued any Disqualified Stock or if any Subsidiary of the Company has issued any Preferred Stock since the beginning of such period that remains outstanding on the date of such determination or if the transaction giving rise to the need to calculate the Consolidated Cash Flow Leverage Ratio is an incurrence of Indebtedness (including Acquired Debt) or the issuance of Disqualified

Stock by the Company, Consolidated EBITDA and Consolidated Indebtedness for such period will be calculated after giving effect on a pro forma basis to (A) such Indebtedness, Disqualified Stock or Preferred Stock, as applicable, as if such Indebtedness had been incurred or such stock had been issued on the first day of such period, (B) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness or sale of stock as if such discharge had occurred on the first day of such period, and (C) the interest income realized by the Company or its Subsidiaries on the proceeds of such Indebtedness or of such stock sale, to the extent not yet applied at the date of determination, assuming such proceeds earned interest at the rate in effect on the date of determination from the first day of such period through such date of determination, (2) if since the beginning of such period the Company or any Subsidiary of the Company has made any sale of assets (including, without limitation, any Asset Sales or pursuant to any Sale and Leaseback Transaction), Consolidated EBITDA for such period will be (A) reduced by an amount equal to Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such sale of assets for such period or (B) increased by an amount equal to Consolidated EBITDA (if negative) directly attributable thereto for such period and (3) if since the beginning of such period the Company or any Subsidiary of the Company (by merger or otherwise) has made an Investment in any Subsidiary of the Company (or any Person which becomes a Subsidiary of the Company) or has made an acquisition of assets, including, without limitation, any acquisition of assets occurring in connection with a transaction causing a calculation of Consolidated EBITDA to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness (including Acquired
Debt)) as if such Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the pro forma calculations will be determined in good faith by a responsible financial or accounting Officer of the Company, provided, however, that such Officer shall assume (i) the historical sales and gross profit margins associated with such assets for any consecutive 12-month period ended prior to the date of purchase (provided that the first month of such 12-month period will be no more than 18 months prior to such date of purchase) and (ii) other expenses as if such assets had been owned by the Company since the first day of such period. If any Indebtedness (including, without limitation, Acquired Debt) bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

               "Consolidated EBITDA" as of any date of determination means the Consolidated Net Income for such period (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting, extraordinary losses or gains and any gains or losses from any Asset Sales), plus the following to the extent deducted in calculating such Consolidated Net
Income: (i) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, (ii) Consolidated Interest Expense, (iii) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period and excluding non-cash interest and dividend income) of such Person and its Subsidiaries for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation, amortization, interest expense and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary, or loaned to the Company by any such Subsidiary, without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

               "Consolidated Indebtedness" means, with respect to any Person, as of any date of determination, the aggregate amount of Indebtedness of such Person and its Subsidiaries as of such date calculated on a consolidated basis in accordance with GAAP consistently applied.

               "Consolidated Interest Expense" means, for any Person, for any period, the aggregate of the following for such Person for such period determined on a consolidated basis in accordance with GAAP: (a) the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, and non-cash interest payments on any Indebtedness, the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Interest Rate Agreement, however denominated, with respect to such Indebtedness), (b) the amount of Redeemable Dividends (to the extent not already included in Indebtedness in determining Consolidated Interest Expense for the relevant period) and (c) the interest component of rentals in respect of any Capital Lease Obligation paid, in each case whether accrued or scheduled to be paid or accrued by such Person during such period to the extent such amounts were deducted in computing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP consistently applied.

               "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

               (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Subsidiary thereof,

               (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or other distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders,

               (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded,

               (iv) the cumulative effect of a change in accounting principles shall be excluded, and

               (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

               "Contingent Investment" means, with respect to any Person, any guarantee by such Person of the performance of another Person or any commitment by such Person to invest in another Person. Any Investment that consists of a Contingent Investment shall be deemed made at the time that the guarantee of performance or the commitment to invest is given, and the amount of such Investment shall be the maximum monetary obligation under such guarantee of performance or commitment to invest. To the extent that a Contingent Investment is released or lapses without payment under the guarantee of performance or the commitment to invest, such Investment shall be deemed not made to the extent of such release or lapse. With respect to any Contingent Investment, the payment of the guarantee of performance or the payment under the commitment to invest shall not be deemed to be an additional Investment.

               "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.02 hereof or such other address as to which the Trustee may give notice to the Company.

               "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

               "Credit Facility" means any credit facility entered into by and among the Company and/or any Subsidiary and one or more commercial banks or financial institutions, providing for senior term or revolving credit borrowings of a type similar to credit facilities typically entered into by commercial banks and financial institutions, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit facility and related agreements may be amended, extended, refinanced, renewed, restated, replaced or refunded from time to time.

               "Debenture Custodian" means the Trustee, as custodian with respect to the Debentures in global form, or any successor entity thereto.

               "Debentures" means the Exchange Debentures and the New Exchange Debentures.

               "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

               "Definitive Debentures" means Debentures that are in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto).

               "Depository" means, with respect to the Debentures issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depository with respect to the Debentures, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

               "Designated Senior Debt" means (i) the Credit Facility and (ii) any other Senior Debt permitted under this Indenture the principal amount of which is $5.0 million or more and that has been designated by the Company as "Designated Senior Debt."

               "Disqualified Stock" means any Capital Stock to the extent that, and only to the extent that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, on or prior to March 31, 2009, provided, however, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving Holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to March 31, 2009, shall not constitute Disqualified Stock if the change in control provisions applicable to such Capital Stock are no more favorable to the Holders of such Capital Stock than the provisions applicable to the Debentures contained in Section 4.15 hereof and such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Debentures as are required to be repurchased pursuant to Section 4.15 hereof.

               "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) according to S&P or Moody's at the time as of which any investment or rollover therein is made.

               "Eligible Receivable" means any Receivable not more than 90 days past due under its scheduled payment terms.

               "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock or that are measured by the value of Capital Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

               "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder.

               "Exchange Debentures" means the Exchange Debentures described above issued under this Indenture.

               "Exchange Offer" means the exchange offer of the New Preferred Stock for the Series A Preferred Stock or the New Debentures for the Exchange Debentures, as applicable, pursuant to the Registration Rights Agreement.

               "Existing Indebtedness" means the Debentures and all other Indebtedness of the Company and its Subsidiaries in existence on the Issue Date.

               "Existing Senior Notes" means the Company's 13 1/2% Senior Notes due 2005 and the Company's 12 1/2% Senior Discount Notes due 2006.

               "Fair Market Value" means with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

               "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date.

               "Global Debenture" means a Debenture that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Debenture attached hereto as Exhibit A.

               "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

               "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

               "Hedging Obligations" means, with respect to any Person, the obligations of such Person under Interest Rate Agreements.

               "Holder" means a Person in whose name a Debenture is registered.

               "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations or letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Persons), all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock or any warrants, rights or options to acquire such Disqualified Stock valued, in the case of Disqualified Stock, at the greatest amount payable in respect thereof on a liquidation (whether voluntary or involuntary) plus accrued and unpaid dividends, the liquidation value of any Preferred Stock issued by Subsidiaries of such Person plus accrued and unpaid dividends, and also includes, to the extent not otherwise included, the Guarantee of items that would be included within this definition and any amendment, supplement, modification, deferral, renewal, extension or refunding of any of the above; notwithstanding the foregoing, in no event will performance bonds or similar security for performance be deemed Indebtedness so long as such performance bonds or similar security for performance would not appear as a liability on a balance sheet of such Person prepared in accordance with GAAP; and provided, further that the amount of any Indebtedness in respect of any Guarantee shall be the maximum principal amount of the Indebtedness so guaranteed.

               "Indenture" means this Indenture, as amended or supplemented from time to time.

               "Initial Purchasers" means Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated and Salomon Brothers Inc as initial purchasers in the Offering.

               "Interest Rate Agreements" means (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and
(ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

               "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, Guarantees, Contingent Investments, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of any other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that any investment to the extent made with Capital Stock of the Company (other than Disqualified Stock) shall not be deemed an "Investment" for purposes of this Indenture.

               "Issue Date" means the original issuance date for the Series A Preferred Stock of the Company.

               "Joint Venture" means a Person in the Telecommunications Business in which the Company holds less than a majority of the shares of Voting Stock or an Unrestricted Subsidiary in the Telecommunications Business.

               "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

               "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

               "Liquidated Damages" means all liquidated damages with respect to the Debentures then owing pursuant to Section 5 of the Registration Rights Agreement.

               "Marketable Securities" means:

               (i) Government Securities;

               (ii) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution;

               (iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "A-1" (or higher) according to S&P or "P-1" (or higher) according to Moody's;

               (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; and

               (v) any fund investing exclusively in investments of the types described in clauses (i) through (iv) above.

               "Moody's" means Moody's Investors Service, Inc. and its successors.

               "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or
(b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

               "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets. Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by the Company or any Subsidiary of the Company to cash.

               "New Exchange Debentures" means the new issue of debentures of the Company issued pursuant to the Exchange Offer pursuant to the Registration Rights Agreement.

               "Offering" means the offering of the Series A Preferred Stock pursuant to the Offering Memorandum.

               "Offering Memorandum" means the Offering Memorandum of the Company, dated March 4, 1997, relating to the Offering.

               "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-President of such Person.

               "Officers' Certificate" means a certificate signed by two Officers of the Company, one of whom must be the principal executive officer, principal financial officer, treasurer or principal accounting officer of the Company.

               "Opinion of Counsel" means an opinion from legal counsel, who may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

               "Pari Passu Notes" means any notes issued by the Company which, by their terms and the terms of any indenture governing such notes, have an obligation to be repurchased by the Company upon the occurrence of an Asset Sale.

               "Permitted Investment" means (a) any Investments in the Company or any Subsidiary of the Company; (b) any Investments in Marketable Securities;
(c) Investments by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary of the Company; (d) any Investments in property or assets to be used in (A) any line of business in which the Company or any of its Subsidiaries was engaged on the Issue Date or (B) any Telecommunications Business; (e) Investments in any Person in connection with the acquisition of such Person or substantially all of the property or assets of such Person by the Company or any Subsidiary of the Company; provided that within 180 days from the first date of any such Investment, either (A) such Person becomes a Subsidiary of the Company or any of its Subsidiaries or (B) the amount of any such Investment is repaid in full to the Company or any of its Subsidiaries; (f) Investments pursuant to any agreement or obligation of the Company or a Subsidiary, in effect on the Issue Date or on the date a Subsidiary becomes a Subsidiary (provided that any such agreement was not entered into in contemplation of such Subsidiary becoming a Subsidiary), to make such Investments; (g) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (h) Hedging Obligations permitted to be incurred pursuant to Section 4.09 hereof; and (i) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under Section 4.10 hereof.

               "Permitted Junior Securities" means Equity Interests in the Company or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Debentures are subordinated to Senior Debt pursuant to Article 10 of this Indenture.

               "Permitted Liens" means (i) Liens securing Indebtedness (including Capital Lease Obligations) permitted to be incurred pursuant to Sections 4.09(b)(i) and 4.09(b)(ii) hereof; (ii) Liens in favor of the

Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the Issue Date; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings timely instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
(viii) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (ix) existing Liens to secure the Existing Senior Notes pursuant to the indenture governing the Existing Senior Notes; (x) Liens on Telecommunications Related Assets existing during the time of the construction thereof; (xi) Liens on Receivables to secure Indebtedness permitted to be incurred pursuant to Section 4.09(b) hereof, but only to the extent that the outstanding amount of the Indebtedness secured by such Liens would not represent more than 80% of Eligible Receivables; and (xii) Liens to secure any Permitted Refinancing of any Indebtedness secured by Liens referred to in the foregoing clauses (i), (iii),
(v) or (xi); but only to the extent that such Liens do not extend to any other property or assets and the principal amount of the Indebtedness secured by such Liens is not increased.

               "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

               "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

               "Receivables" means, with respect to any Person, all of the following property and interests in property of such person or entity, whether now existing or existing in the future or hereafter acquired or arising: (i) accounts; (ii) accounts receivable, including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services no matter how evidenced, whether or not earned by performance; (iii) all unpaid seller's or lessor's rights including, without limitation, rescission, replevin, reclamation and stoppage in transit, relating to any of the foregoing after creation of the foregoing or arising therefrom;
(iv) all rights to any goods or merchandise represented by any of the foregoing, including, without limitation, returned or repossessed goods; (v) all reserves and credit balances with respect to any such accounts receivable or account debtors; (vi) all letters of credit, security, or Guarantees for any of the foregoing; (vii) all insurance policies or reports relating to any of the foregoing; (viii) all collection of deposit accounts relating to any of the foregoing; (ix) all proceeds of any of the foregoing; and (x) all books and records relating to any of the foregoing.

               "Redeemable Dividend" means, for any dividend with regard to Disqualified Stock and Preferred Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Stock or Preferred Stock.

               "Registration Rights Agreement" means the Registration Rights Agreement, dated March 7, 1997, between the Company and the Initial Purchasers.

               "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

               "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

               "Restricted Investment" means an Investment other than a Permitted Investment.

               "S&P" means Standard & Poor's Rating Group and its successors.

               "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which any property (other than Capital Stock) is sold by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries.

               "SEC" means the Securities and Exchange Commission.

               "Securities Act" means the Securities Act of 1933, as amended (or any successor act), and the rules and regulations thereunder.

               "Senior Debt" means any Indebtedness permitted to be incurred by the Company under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Debentures. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (i) any liability for federal, state, local or other taxes owed or owing by the Company, (ii) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (iii) any trade payables or (iv) any Indebtedness that is incurred in violation of this Indenture.

               "Series A Preferred Stock" means the Company's 13 1/2% Series A Redeemable Exchangeable Preferred Stock due 2009.

               "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

               "Strategic Investor" means, with respect to any sale of the Company's Capital Stock, any Person which, both as of the Trading Day immediately before the day of such sale and the Trading Day immediately after the day of such sale, has, or whose parent has, a Total Market Capitalization of at least $1.0 billion on a consolidated basis. In calculating Total Market Capitalization for the purpose of this definition, the consolidated Indebtedness of such Person, solely when calculated as of the Trading Day immediately after the day of such sale, will be calculated after giving effect to such sale (including any Indebtedness incurred in connection with such sale). For purposes of this definition, the term "parent" means any Person of which the referent Strategic Investor is a subsidiary.

               "Subsidiary" of any Person means (i) any corporation, association or business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person or any combination thereof; provided that any Unrestricted Subsidiary shall be excluded from this definition of "Subsidiary."

               "Telecommunications Business" means, when used in reference to any Person, that such Person is engaged primarily in the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) creating, developing or marketing communications related network equipment, software and other devices for use in a Telecommunications Business or (iii) evaluating, participating or pursuing any other activity or opportunity that is related to those identified in (i) or (ii) above; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of the Company.

               "Telecommunications Related Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used in connection with a Telecommunications Business.

               "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

               "Total Common Equity" of any Person means, as of any date of determination (and as modified for purposes of the definition of "Change of Control"), the product of (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (ii) of the preceding sentence shall be determined by the Board of Directors of the Company in good faith and evidenced by a resolution of the Board of Directors filed with the Trustee.

               "Total Market Capitalization" of any Person means, as of any day of determination (and as modified for purposes of the definition of "Strategic Investor"), the sum of (1) the consolidated Indebtedness of such Person and its subsidiaries (except in the case of the Company, in which case of the Company and its Subsidiaries) on such day, plus (2) the product of (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day, plus (3) the liquidation value of any outstanding shares of Preferred Stock of such Person on such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (2) of the preceding sentence shall be determined by the Company's Board of Directors in good faith and evidenced by a resolution of the Board of Directors filed with the Trustee.

               "Trading Day," with respect to a securities exchange or automated quotation system, means a day on which such exchange or system is open for a full day of trading.

               "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

               "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

               "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution.

               "Vendor Indebtedness" means any Indebtedness of the Company or any Subsidiary incurred in connection with the acquisition or construction of Telecommunications Related Assets.

               "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

               "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; provided, that with respect to Capital Lease Obligations, that maturity shall be calculated after giving effect to all renewal options by the Lessee.

SECTION 1.02. OTHER DEFINITIONS.

                                                                 Defined in
                Term                                              Section

         "Affiliate Transaction".............................      4.11
         "Asset Sale"........................................      4.10
         "Asset Sale Offer"..................................      3.09
         "Bankruptcy Law"....................................      4.01
         "Change of Control Offer"...........................      4.15
         "Change of Control Payment".........................      4.15
         "Change of Control Payment Date"....................      4.15
         "Covenant Defeasance"...............................      8.03
         "Custodian".........................................      6.01
         "Event of Default"..................................      6.01
         "Excess Proceeds"...................................      4.10
         "Excess Proceeds Offer".............................      3.09
         "incur".............................................      4.09
         "Legal Defeasance" .................................      8.02
         "Offer Amount"......................................      3.09
         "Offer Period"......................................      3.09
         "Paying Agent"......................................      2.03
         "Payment Default"...................................      6.01
         "Permitted Refinancing".............................      4.09
         "Purchase Date".....................................      3.09
         "Refinance".........................................      4.09
         "Registrar".........................................      2.03

         "Restricted Payments"...............................      4.07
         "Retire"............................................      4.07
         "SEC Reports".......................................      4.03

SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Debentures;

         "indenture security Holder" means a Holder of a Debenture;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee;

         "obligor" on the Debentures means the Company and any successor obligor upon the Debentures.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them by such definitions.

SECTION 1.04.  RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (1) a capitalized term has the meaning assigned to it under this
     Article 1;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3) "or" is not exclusive;

         (4) "including" means including without limitation; and

         (5) words in the singular include the plural, and in the plural include the singular.

                                    ARTICLE 2

                                 THE DEBENTURES

SECTION 2.01.  FORM AND DATING.

         The Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. The Debentures may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Debenture shall be dated the date of its authentication. The Debentures shall be issued in denominations of $1,000 and integral multiples thereof; provided that in connection with the original issuance of Debentures hereunder in exchange for shares of the Series A Preferred Stock and the payment of interest on the Debentures in additional Debentures, if applicable, the Company may elect to pay any amount remaining after issuance of Debentures in denominations of $1,000 or less and/or integral multiples thereof, in cash or in additional Debentures in denominations of less than $1,000.

         The terms and provisions contained in the Debentures shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Debentures issued in global form shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 2 thereto). Debentures issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto). Each Global Debenture shall represent such of the outstanding Debentures as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Debentures from time to time endorsed thereon and that the aggregate amount of outstanding Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the amount of outstanding Debentures represented thereby shall be made by the Trustee or the Debenture Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

         Two Officers of the Company shall sign the Debentures for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Debentures and may be in facsimile form.

         If an Officer whose signature is on a Debenture no longer holds that office at the time a Debenture is authenticated, the Debenture shall nevertheless be valid. In addition, if a Person is not an Officer at the time a Debenture is authenticated, but becomes an Officer on or prior to the delivery of the Debenture, the Debenture shall nevertheless be valid.

         A Debenture shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. The signature of the Trustee shall be conclusive evidence that the Debenture has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Company signed by two Officers of the Company, authenticate Debentures for original issue up to the aggregate principal amount stated in paragraph 4 of the Debentures. The aggregate principal amount of Debentures outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Debentures. Unless limited by the terms of such appointment, an authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

         The Company shall maintain an office or agency where Debentures may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Debentures may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Debentures and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee and the Trustee shall notify the Holders of the Debentures in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Debentures.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Debenture Custodian with respect to the Global Debentures. Except as otherwise specifically provided herein, (i) all references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacities as Registrar, Paying Agent and Debenture Custodian and (ii) every provision of this Indenture relating to the conduct of or affecting the liability of or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacities as Paying Agent and Registrar.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money (or Debentures, if applicable), held by the Paying Agent for the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Debentures, and will notify the Trustee of any default by the Company in making any such, premium, if any, payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money (or Debentures, if applicable), held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent and Registrar for the Debentures.

SECTION 2.05.  HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Debentures, including the aggregate principal amount of the Debentures held by each such Holder, and the Company shall otherwise comply with TIA (s)(s) 312(a).

SECTION 2.06.  TRANSFER AND EXCHANGE.

         (a) Transfer and Exchange of Definitive Debentures. When Definitive Debentures are presented by a Holder to the Registrar with a request:

             (x) to register the transfer of the Definitive Debentures; or

             (y) to exchange such Definitive Debentures for an equal principal amount of Definitive Debentures of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Debentures presented or surrendered for register of transfer or exchange:

             (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

             (ii) in the case of a Definitive Debenture that is a Transfer
                  Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                      (A) if such Transfer Restricted Security is being
                          delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                      (B) if such Transfer Restricted Security is being
                          transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or
                          (2) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based on an opinion of counsel if the Company so requests) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto);

                      (C) if such Transfer Restricted Security is being
                          transferred to an institutional "accredited investor," within the meaning of Rule 501(a)(1), (2),(3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests), a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and a certification from the applicable transferee (in substantially the form of Exhibit C hereto);

                      (D) if such Transfer Restricted Security is being
                          transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (and based on an opinion of counsel if the Company so requests), a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                      (E) if such Transfer Restricted Security is being
                          transferred in reliance on another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests), a certification to that effect from such Holder (in substantially the form of Exhibit B hereto).

         (b) Transfer of a Definitive Debenture for a Beneficial Interest in a Global Debenture. A Definitive Debenture may not be exchanged for a beneficial interest in a Global Debenture except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Debenture, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

         (i) if such Definitive Debenture is a Transfer Restricted Security, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Definitive Debenture is being transferred by such Holder to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

         (ii) whether or not such Definitive Debenture is a Transfer Restricted Security, written instructions from the Holder thereof directing the Trustee to make, or to direct the Debenture Custodian to make, an endorsement on the Global Debenture to reflect an increase in the aggregate principal amount of the Debentures represented by the Global Debenture, the Trustee shall cancel such Definitive Debenture in accordance with Section
2.11 hereof and cause, or direct the Debenture Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Debenture Custodian, the aggregate principal amount of Debentures represented by the Global Debenture to be increased accordingly. If no Global Debentures are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate a new Global Debenture in the appropriate principal amount.

         (c) Transfer and Exchange of Global Debentures. The transfer and exchange of Global Debentures or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

         (d) Transfer of a Beneficial Interest in a Global Debenture for a Definitive Debenture.

             (i) Any Person having a beneficial interest in a Global Debenture may upon request exchange such beneficial interest for a Definitive Debenture. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Debenture, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                      (A) if such beneficial interest is being transferred to
                          the Person designated by the Depository as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B hereto); or

                      (B) if such beneficial interest is being transferred (1)
                          to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based on an opinion of counsel if the Company so requests) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or

                      (C) if such beneficial interest is being transferred to an institutional "accredited investor," within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests), a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and a certification from the applicable transferee (in substantially the form of Exhibit C hereto); or

                      (D) if such beneficial interest is being transferred
                          pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (and based on an opinion of counsel if the Company so requests), certifications to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                      (E) if such beneficial interest is being transferred in
                          reliance on another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests), a certification to that effect from such Holder (in substantially the form of Exhibit B hereto);

                  the Trustee or the Debenture Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Debenture Custodian, cause the aggregate principal amount of Global Debentures to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of an authentication order in accordance with Section
                  2.02 hereof, the Trustee shall authenticate and deliver to the transferee a Definitive Debenture in the appropriate principal amount.

             (ii) Definitive Debentures issued in exchange for a beneficial interest in a Global Debenture pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver in accordance with the standard procedures of the Depository such Definitive Debentures to the Persons in whose names such Debentures are so registered.

         (e) Restrictions on Transfer and Exchange of Global Debentures. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Debenture may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

         (f) Authentication of Definitive Debentures in Absence of Depository. If at any time:

             (i) the Depository for the Debentures notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Debentures and a successor Depository for the Global Debentures is not appointed by the Company within 120 days after delivery of such notice; or

             (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Debentures under this Indenture,

then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Definitive Debentures in an aggregate principal amount equal to the principal amount of the Global Debentures in exchange for such Global Debentures and registered in such names as the Depository shall instruct the Trustee or the Company in writing.

         (g) Legends.

             (i) Except for any Transfer Restricted Security sold or transferred (including any Transfer Restricted Security represented by a Global Debenture) as described in (ii) below, each Debenture certificate evidencing Global Debentures and Definitive Debentures (and all Debentures issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

                  "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. BY ITS ACQUISITION HEREOF, THE Holder (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION. THE Holder OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT
                  (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND

                  BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS),
                  (2) TO THE COMPANY, (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) IT WILL NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY, PRIOR TO CLOSING OF ANY SALE, OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

             (ii) Upon any sale or transfer of a Transfer Restricted Security
                  (including any Transfer Restricted Security represented by a Global Debenture) pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 under the Securities Act or pursuant to an Opinion of Counsel reasonably satisfactory to the Company and the Registrar that no legend is required:

                  (A) in the case of any Transfer Restricted Security that is a
                      Definitive Debenture, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Debenture that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                  (B) in the case of any Transfer Restricted Security
                      represented by a Global Debenture, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above if all other interests in such Global Debenture have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, but such Transfer Restricted Security shall continue to be subject to the provisions of Section 2.06(c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Debenture for a Definitive Debenture that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

            (iii) Notwithstanding the foregoing, upon consummation of the
                  Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate New Exchange Debentures in exchange for Exchange Debentures accepted for exchange in the Exchange Offer, which New Exchange Debentures shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Debentures, in each case unless the Holder of such Exchange Debentures is either (A) a broker-dealer, (B) a Person participating in the distribution of the Exchange Debentures or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company. The Company shall identify to the Trustee such Holders of the Debentures in a written certification signed by an Officer of the Company and, absent certification from the Company to such effect, the Trustee shall assume that there are no such Holders.

         (h) Cancellation and/or Adjustment of Global Debentures. At such time as all beneficial interests in Global Debentures have been exchanged for Definitive Debentures, redeemed, repurchased or cancelled, all Global Debentures shall be returned to or retained and cancelled by the Trustee in accordance with Section

2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Debenture is exchanged for Definitive Debentures, redeemed, repurchased or cancelled, the principal amount of Debentures represented by such Global Debenture shall be reduced accordingly and an endorsement shall be made on such Global Debenture, by the Trustee or the Debentures Custodian, at the direction of the Trustee, to reflect such reduction.

         (i) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the
                      Company shall execute and the Trustee shall authenticate Definitive Debentures and Global Debentures at the Registrar's request.

                 (ii) No service charge shall be made to a Holder for any
                      registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.10, 4.15 and 9.05 hereto).

                (iii) Neither the Company nor the Registrar shall be required to register the transfer of or exchange any Debenture selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

                 (iv) All Definitive Debentures and Global Debentures issued upon any registration of transfer or exchange of Definitive Debentures or Global Debentures (including any increase in the aggregate principal amount of the Debentures represented by the Global Debenture pursuant to subsection (b) above) shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Debentures or Global Debentures surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required to issue Debentures and the Registrar shall not be required to register the transfer of or to exchange Debentures during a period beginning at the opening of business 15 days before the day of any selection of Debentures for redemption under
                      Section 3.02 hereof and ending at the close of business on the day of selection, or to register the transfer of or to exchange a Debenture between a record date and the next succeeding interest payment date.

                 (vi) Prior to due presentment for the registration of a
                      transfer of any Debenture, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of principal of and interest on such Debentures, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                (vii) The Trustee shall authenticate Definitive Debentures and
                      Global Debentures in accordance with the provisions of
                      Section 2.02 hereof.

SECTION 2.07.  REPLACEMENT DEBENTURES.

         If any mutilated Debenture is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Debenture, the Company shall issue and the

Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Debenture if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Debenture is replaced. The Company may charge for its expenses in replacing a Debenture.

         Every replacement Debenture is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Debentures hereunder.

SECTION 2.08.  OUTSTANDING DEBENTURES.

         The Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Debenture effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in
Section 2.09 hereof, a Debenture does not cease to be outstanding because the Company or an Affiliate of the Company holds the Debenture.

         If a Debenture is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

         If the principal amount of any Debenture is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date, money sufficient to pay all principal, interest, premium and Liquidated Damages, if any, payable on that date with respect to the Debentures (or the portion thereof to be redeemed or maturing, as the case may be), then on and after that date such Debentures (or portions thereof) shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.  TREASURY DEBENTURES.

         In determining whether the Holders of the required principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by the Company, or an Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Debentures that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.  TEMPORARY DEBENTURES.

         Until definitive Debentures are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Debentures. Temporary Debentures shall be substantially in the form of definitive Debentures but may have variations that the Company and the Trustee consider appropriate for temporary Debentures. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Debentures and deliver them in exchange for temporary Debentures.

         Holders of temporary Debentures shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.  CANCELLATION.

         The Company at any time may deliver Debentures to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Debentures surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Debentures (subject to the record retention requirement of the Exchange Act), unless the Company directs cancelled Debentures to be returned to it. Certification of the destruction of all cancelled Debentures shall be delivered to the Company for all certificates so destroyed. The Company may not issue new Debentures to replace Debentures that it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.12.  DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Debentures, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Debentures and in Section
4.01 hereof. The Company shall fix or cause to be fixed each such special record date and payment date, provided that the Company shall fix or cause to be fixed each such special record date as early as practicable prior to the payment date, and the Company shall mail or cause to be mailed as early as practicable to each Holder a notice that states the special record date, the related payment date and the amount of defaulted interest to be paid.

SECTION 2.13.  RECORD DATE.

         The record date for purposes of determining the identity of Holders of the Debentures entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA ss. 316(c).

SECTION 2.14.  CUSIP NUMBER.

         The Company in issuing the Debentures may use a "CUSIP" number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Debentures and that reliance may be placed only on the other identification numbers printed on the Debentures. The Company will promptly notify the Trustee of any change in the CUSIP number.

                                   ARTICLE 3

                       REDEMPTION AND CERTAIN REPURCHASES

SECTION 3.01.  NOTICES TO TRUSTEE.

         If the Company elects to redeem Debentures pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Debentures to be redeemed and (iv) the redemption price.

SECTION 3.02.  SELECTION OF DEBENTURES TO BE REDEEMED.

         If less than all of the Debentures are to be redeemed at any time, except as provided in Section 3.09, the Trustee shall select the Debentures to be redeemed or purchased in compliance with the requirements of the principal national securities exchange, if any, on which the Debentures are listed, or, if the Debentures are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any), provided that no Debentures with a principal amount of $1,000 or less shall be redeemed or purchased in part. A new Debenture in principal amount equal to the unredeemed or unpurchased portion shall be issued in the name of the Holder thereof upon cancellation of the original Debenture. On and after the redemption or purchase date, interest shall cease to accrue on the Debentures or portions of them called for redemption or purchase. In the event of partial redemption by lot, the particular Debentures to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Debentures not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Debentures selected for redemption and, in the case of any Debenture selected for partial redemption, the principal amount thereof to be redeemed. Debentures and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Debentures of a Holder are to be redeemed, the entire outstanding amount of Debentures held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption.

SECTION 3.03.  NOTICE OF REDEMPTION.

         Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Debentures are to be redeemed at its registered address (provided that in the event of a redemption pursuant to Section 3.07(b) hereof arising out of a sale of the Company's Capital Stock (other than Disqualified Stock) to a Strategic Equity Investor, such notice shall not be mailed prior to the consummation of such sale).

         The notice shall identify the Debentures to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price, separately stating the amount of Liquidated Damages to be paid in connection with redemption;

         (c) if any Debenture is being redeemed in part, the portion of the principal amount of such Debenture to be redeemed and that, after the redemption date upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Debenture;

         (d) the name and address of the Paying Agent;

         (e) that Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment, interest on Debentures (or portions thereof) called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Debentures and/or section of this Indenture pursuant to which the Debentures called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Debentures.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Debentures called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

         At least one Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) immediately available funds sufficient to pay the redemption price of and accrued interest, if any, on all Debentures to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any funds deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest and Liquidated Damages, if any, on, all Debentures to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Debentures or the portions of Debentures called for redemption (regardless of whether certificates for such Debentures are actually surrendered). If a Debenture is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Debenture was registered at the close of business on such record date. If any Debenture called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Debentures and in Section 4.01 hereof.

SECTION 3.06.  DEBENTURES REDEEMED IN PART.

         Upon surrender of a Debenture that is redeemed in part, the Company shall issue, upon the Company's written request and the Trustee shall authenticate for the Holder of the Debentures at the expense of the Company a new Debenture equal in principal amount to the unredeemed portion of the Debenture surrendered.

SECTION 3.07.  OPTIONAL REDEMPTION.

         (a) Except as set forth in Section 3.07(b) below, the Debentures will not be redeemable at the Company's option prior to March 31, 2002. Thereafter, the Debentures will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 31 of the years indicated below:

Year                                                        Percentage
----                                                        ----------
2002.....................................................     106.75%
2003.....................................................     105.40%
2004.....................................................     104.05%
2005.....................................................     102.70%
2006.....................................................     101.35%
2007 and thereafter......................................     100.00%

        (b) Notwithstanding the provisions of Section 3.07(a) above, prior to March 31, 2000, the Company may, on any one or more occasions, use the net proceeds of one or more underwritten public offerings of its Common Stock or from the sale of its Capital Stock (other than Disqualified Stock) to a Strategic Investor in a single transaction or series of related transactions for an aggregate purchase price equal to or exceeding $50.0 million, to redeem up to a maximum of 35% of the aggregate principal amount of the Debentures originally issued from the net cash proceeds of such sale or offering (but only to the extent such proceeds consist of cash or readily marketable cash equivalents) at a redemption price equal to 113 1/2% of the principal amount thereof with respect to the Debentures to be redeemed on the redemption date, provided that at least 65% of the aggregate principal amount of the Debentures originally issued remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 90 days of the date of the closing of such sale.

        (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08.  MANDATORY REDEMPTION.

         Except as set forth under Sections 3.09 and 4.15 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Debentures.

SECTION 3.09.  OFFER TO PURCHASE WITH EXCESS ASSET SALE PROCEEDS.

         If at any time the cumulative amount of Excess Proceeds that have not been applied in accordance with this Section 3.09 exceeds $5.0 million, the Company shall, within 30 days thereafter, make an offer to all Holders of Debentures and Holders of Pari Passu Notes (an "Excess Proceeds Offer" or "Asset Sale Offer"), to purchase the maximum principal amount of Debentures and Pari Passu Notes that may be purchased out of such Excess Proceeds, at an offer price in cash in an amount equal to 100% of the outstanding principal amount of the Debentures and the Pari Passu Notes, plus accrued and unpaid interest thereon and Liquidated

Damages, if any, to the date fixed for the closing of such offer, in accordance with the procedures specified below.

         The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the maximum principal amount of Debentures and Pari Passu Notes that may be purchased with such Excess Proceeds (or such pro rata portion based upon the principal amount of the Debentures and Pari Passu Notes tendered, if the principal amount of Debentures and Pari Passu Notes tendered is in excess of the Excess Proceeds) (which maximum principal amount of Debentures shall be the "Offer Amount") or, if less than the Offer Amount has been tendered, all Debentures and Pari Passu Notes tendered in response to the Excess Proceeds Offer, subject to the provisions of Section 4.10 hereof.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued interest on the Debentures shall be paid to the Person in whose name a Debenture is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Debentures pursuant to the Excess Proceeds Offer on the portion of the tendered Debentures purchased pursuant to the Excess Proceeds Offer.

         Upon the commencement of any Excess Proceeds Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders of the Debentures, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Debentures pursuant to the Excess Proceeds Offer. The Excess Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

             (a) that the Excess Proceeds Offer is being made pursuant to Sections 3.09 and 4.10 hereof and the length of time the Excess Proceeds Offer shall remain open;

             (b) the Offer Amount, the purchase price and the Purchase Date;

             (c) that any Debenture or portion thereof not tendered or accepted for payment shall continue to accrue interest;

             (d) that any Debenture or portion thereof accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Purchase Date;

             (e) that Holders electing to have a Debenture or portion thereof purchased pursuant to any Excess Proceeds Offer shall be required to surrender the Debenture, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Debenture completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

             (f) that Holders shall be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Debenture or portion thereof the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Debenture or portion thereof purchased;

             (g) that, if the aggregate principal amount of Debentures and Pari Passu Notes tendered by Holders of such notes exceeds the Offer Amount, the Trustee shall select the Debentures to be purchased on a pro rata basis as described above (with such adjustments as may be deemed appropriate by the Trustee so that only Debentures in denominations of $1,000, or integral multiples thereof, shall be purchased); and

             (h) that Holders whose Debentures were purchased only in part shall be issued new Debentures equal in principal amount to the unpurchased portion of the Debentures surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis (as described above) to the extent necessary, the Offer Amount of Debentures or portions thereof tendered pursuant to the Excess Proceeds Offer, or if less than the Offer Amount has been tendered, all Debentures or portion thereof tendered, and deliver to the Trustee an Officers' Certificate stating that such Debentures or portions thereof were accepted for payment by the Company in accordance with the terms of this Section
3.09. The Company, Depository or Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Debenture or portion thereof tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Debenture, and the Trustee shall authenticate and mail or deliver such new Debenture to such Holder equal in principal amount to any unpurchased portion of the Debenture surrendered. Any Debenture not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Excess Proceeds Offer on the Purchase Date. In the event that the aggregate amount of Excess Proceeds exceeds the aggregate principal amount of Debentures, Pari Passu Notes or portion thereof surrendered by Holders of such notes pursuant to an Excess Proceeds Offer, the Company may use the remaining Excess Proceeds for general purposes. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be deemed to be reset at zero.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof. No repurchase of Debentures under this
Section 3.9 shall be deemed to be a redemption of Debentures.

                                   ARTICLE 4

                                   COVENANTS

SECTION 4.01.  PAYMENT OF DEBENTURES.

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Debentures on the dates and in the manner provided in the Debentures and this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of the due date money deposited by, or on behalf of, the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. If any Liquidated Damages become payable, the Company shall not later than three Business Days prior to the date that any payment of Liquidated Damages is due (i) deliver an Officers' Certificate to the Trustee setting forth the amount of Liquidated Damages payable to Holders and (ii) instruct the Paying Agent to pay such amount of Liquidated Damages to Holders entitled to receive such Liquidated Damages.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Debentures to the extent lawful until such overdue principal is paid; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful until such overdue installments of interest and Liquidated Damages are paid.

         The term "Bankruptcy Law" means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Debentures may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

SECTION 4.03.  REPORTS.

         (a) So long as any of the Debentures remain outstanding, the Company shall cause copies of all quarterly and annual financial reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports") to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Debentures maintained by the Registrar, in each case, within 15 days of filing with the SEC. If the Company is not subject to the requirements of Section 13(a) or 15(d) of the Exchange Act or shall cease to be required by the SEC to file SEC Reports, the Company shall nevertheless continue to cause SEC Reports, comparable to those which it would be required to file pursuant to Section 13(a) or 15(d) of the Exchange Act if it were subject to the requirements of either such Section, to be so filed with the SEC for public availability (unless the SEC will not accept such a filing) and with the Trustee and mailed to the Holders, in each case, within the same time periods as would have applied (including under the preceding sentence) had the Company been subject to the requirements of Section 13(a) or 15(d) of the Exchange Act. The Company shall make all such information available to investors who request it in writing. The Company shall also comply with the provisions of TIA (s)(s) 314(a).

         (b) So long as any of the Debentures remain outstanding, the Company shall furnish to the Holders of the Debentures and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act.

         (c) The Company shall provide the Trustee with a sufficient number of copies of all SEC Reports that the Trustee may be required to deliver to the Holders of the Debentures under this Section 4.03.

SECTION 4.04.  COMPLIANCE CERTIFICATE.

         (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that
(i) a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has (x) kept, observed, performed and fulfilled, and (y) caused each of its Subsidiaries to keep, observe, perform and fulfill, its obligations under this Indenture, and (ii) as to each such Officer signing such certificate, that to the best of his or her knowledge (A) the Company has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill, each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture to be performed or observed by it (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and (B) no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Debentures is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Company shall, so long as any of the Debentures are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default, Event of Default or default and what action the Company is taking or proposes to take with respect thereto.

         (d) The Company shall deliver to the Trustee an Officers' Certificate as required by, and in accordance with, Section 4.07(f) hereof.

SECTION 4.05.  TAXES.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except as contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Debentures.

SECTION 4.06.  STAY, EXTENSION AND USURY LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.  RESTRICTED PAYMENTS.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

             (i) declare or pay any dividend or make any distribution on account of any Equity Interests of the Company or any of its Subsidiaries other than dividends or distributions payable (A) in Equity Interests of the Company that are not Disqualified Stock or (B) to the Company or any Subsidiary;

             (ii) purchase, redeem, defease, retire or otherwise acquire for value ("Retire" and correlatively, a "Retirement") any Equity Interests of the Company or any of its Subsidiaries or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Subsidiary);

            (iii) Retire for value any Indebtedness of (A) the Company that is subordinate in right of payment to the Debentures or (B) any Subsidiary, except, with respect to clause (i)(A) or (i)(B) above, at final maturity or in accordance with the mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness; or

             (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

                  (a) no Default or Event of Default has occurred and is
             continuing or would occur as a consequence thereof;

                  (b) after giving effect to such Restricted Payment on a pro forma basis as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, the Company could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Cash Flow Leverage Ratio test set forth in Section 4.09(a) hereof; and

                  (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the Issue Date (including any Restricted Payments made pursuant to clauses (i), (v) and (vi) of the next paragraph), is less than the sum of

                          (w) 50% of the Consolidated Net Income of the Company
                      for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                          (x) 100% of the aggregate net cash proceeds received
                      by the Company from the issue or sale of Equity Interests of the Company or of debt securities or Disqualified Stock of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock) after the Issue Date (other than any such Equity Interests, the proceeds of which were used as set forth in clause (ii) below, plus

                      (y) 100% of the sum of, without duplication, (1) aggregate dividends or distributions received by the Company or any Subsidiary from any Joint Venture (other than dividends or distributions to pay any obligations of such Joint Venture to Persons other than the Company or any Subsidiary, such as income taxes), with non-cash distributions to be valued at the lower of book value or fair market value as determined by the Board of Directors, (2) the amount of the principal and interest payments received since the Issue Date by the Company or any Subsidiary from any Joint Venture and (3) the net proceeds from the sale of an Investment in a Joint Venture received by the Company or any Subsidiary; provided that there is no obligation to return any such amounts to the Joint Venture, and excluding any such dividend, distribution, interest payment or net proceeds that constitutes a return of capital invested pursuant to clause (vi) of the next succeeding paragraph, plus

                      (z) $10.0 million.

         The foregoing provisions in Section 4.07(a) shall not prohibit:

             (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture;

             (ii) the Retirement of (A) any Equity Interests of the Company or any Subsidiary of the Company, (B) Indebtedness of the Company that is subordinate to the Debentures or (C) Indebtedness of a Subsidiary of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock);

            (iii) the Retirement of any Indebtedness of the Company subordinated in right of payment to the Debentures in exchange for, or out of the proceeds of the substantially concurrent incurrence of Indebtedness of the Company (other than Indebtedness to a Subsidiary of the Company), but only to the extent that such new Indebtedness is permitted under
         Section 4.09 hereof and (1) is subordinated in right of payment to the Debentures at least to the same extent as, (2) has a Weighted Average Life to Maturity at least as long as, and (3) has no scheduled principal payments due in any amount earlier than, any equivalent amount of principal under the Indebtedness so Retired;

             (iv) the Retirement of any Indebtedness of a Subsidiary of the Company in exchange for, or out of the proceeds of the substantially concurrent incurrence of Indebtedness of the Company or any Subsidiary but only to the extent that such incurrence is permitted under Section
         4.09 hereof and only to the extent that such Indebtedness (1) is not secured by any assets of the Company or any

         Subsidiary to a greater extent than the Retired Indebtedness was so secured, (2) has a Weighted Average Life to Maturity at least as long as the Retired Indebtedness and (3) if such Retired Indebtedness was an obligation of the Company, is pari passu or subordinated in right of payment to the Debentures at least to the same extent as the Retired Indebtedness;

             (v) the Retirement of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries; and

             (vi) Investments in any Joint Venture; provided that at the time any such Investment is made, such Investment shall not cause the aggregate amount of Investments at any one time outstanding under this clause (vi) to exceed 5% of the Total Common Equity of the Company;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (i), (ii), (iii), (iv), (v) and (vi), no Default or Event of Default shall have occurred and be continuing.

     A Permitted Investment that ceases to be a Permitted Investment pursuant to the definition thereof set forth in Section 1.01 hereof, shall become a Restricted Investment, deemed to have been made on the date that it ceases to be a Permitted Investment.

     The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default or an Event of Default pursuant to Article 6 hereof. For purposes of making such determination, all outstanding Investments by the Company and its Subsidiaries (except to the extent repaid in cash) in such Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this Section
4.07. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation and (z) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time.

     The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under
Section 4.09 hereof and (ii) no Default or Event of Default pursuant to Article 6 hereof would be in existence following such designation.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by Section 4.09 were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 4.08.  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to:

             (i) pay dividends or make any other distributions to the Company or any of its Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Subsidiaries;

             (ii) make loans or advances to the Company or any of its Subsidiaries; or

            (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries;

except for such encumbrances or restrictions existing as of the Issue Date or under or by reason of:

             (a) Existing Indebtedness;

             (b) applicable law;

             (c) any instrument governing Acquired Debt as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

             (d) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

             (e) Indebtedness in respect of a Permitted Refinancing, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are not materially more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

             (f) with respect to clause (iii) above, purchase money obligations for property acquired in the ordinary course of business, Vendor Indebtedness incurred in connection with the purchase or lease of Telecommunications Related Assets or performance bonds or similar security for performance which liens securing such obligations do not cover any asset other than the asset acquired or, in the case of performance bonds or similar security for performance, the assets associated with the Company's performance;

             (g) Indebtedness incurred under Section 4.09(a) hereof;

             (h) this Indenture, the Series A Preferred Stock and the Debentures; or

             (i) in the case of clauses (a), (c), (e), (g) and (h) above, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such dividend and other payment restrictions than those contained in such instruments as in effect on the date of their incurrence or, if later, the Issue Date.

SECTION 4.09.  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK.

     (i) The Company and its Subsidiaries shall not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable for the payment of (collectively, "incur" and, correlatively, "incurred" and "incurrence") any Indebtedness (including, without limitation, Acquired Debt), and

     (ii) the Company and its Subsidiaries shall not issue any Disqualified Stock, provided, however, that the Company and/or any of its Subsidiaries may incur Indebtedness (including, without limitation, Acquired Debt) or issue shares of Disqualified Stock if, after giving effect to the incurrence of such Indebtedness or the issuance of such Disqualified Stock, the Consolidated Cash Flow Leverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence or issuance (A) does not exceed 5.5 to 1 if such incurrence or issuance occurs on or prior to June 1, 1999 and (B) does not exceed 5.0 to 1 if such occurrence or issuance occurs after June 1, 1999, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period. If the Company incurs any Indebtedness or issues or redeems any Preferred Stock subsequent to the commencement of the period for which such ratio is being calculated but prior to the event for which the calculation of the ratio is made, then the ratio will be calculated giving pro forma effect to any such incurrence of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable period. In making such calculation on a pro forma basis, interest attributable to Indebtedness bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

     The foregoing limitation shall not apply to (with each exception to be given independent effect):

         (a) the incurrence by the Company and/or any of its Subsidiaries of Indebtedness under the Credit Facility in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and/or any of its Subsidiaries thereunder) not to exceed $75.0 million in the aggregate at any one time outstanding, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the commitments with respect to such Indebtedness pursuant to Section 4.10 hereof;

         (b) the incurrence by the Company and/or any of its Subsidiaries of Vendor Indebtedness, provided that the aggregate amount of such Vendor Indebtedness incurred does not exceed 80% of the total cost of the Telecommunications Related Assets financed therewith (or 100% of the total cost of the Telecommunications Related Assets financed therewith if such Vendor Indebtedness was extended for the purchase of tangible physical assets and was so financed by the vendor thereof or an affiliate of such vendor);

         (c) the incurrence by the Company and/or any of its Subsidiaries of the Existing Indebtedness, including the Existing Senior Notes;

         (d) the incurrence by the Company and/or any of its Subsidiaries of Indebtedness in an aggregate amount not to exceed $25.0 million at any one time outstanding;

         (e) the incurrence by the Company of Indebtedness, but only to the extent that such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Existing Senior Notes and are not senior in right of payment of the Debentures and has a final maturity no earlier than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and

         Weighted Average Life to Maturity, respectively, of the Debentures, in an aggregate principal amount not to exceed 2.0 times the net cash proceeds received by the Company after May 14, 1996 from the issuance and sale of Equity Interests of the Company plus the fair market value of Equity Interests (other than Disqualified Stock) issued in connection with any acquisition of any Telecommunications Business;

         (f) the incurrence (a "Permitted Refinancing") by the Company and/or any of its Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to refinance, replace, refund or defease ("Refinance" and correlatively, "Refinanced" and "Refinancing") Indebtedness, other than Indebtedness incurred pursuant to clause (a) above, but only to the extent that:

                      (1) the net proceeds of such Refinancing Indebtedness
             shall not exceed the principal amount of and premium, if any, and accrued interest on the Indebtedness so Refinanced (or if such Indebtedness was issued at an original issue discount, the original issue price plus amortization of the original issue discount at the time of the repayment of such Indebtedness) plus the fees, expenses and costs of such Refinancing and reasonable prepayment premiums, if any, in connection therewith;

                      (2) the Refinancing Indebtedness shall have a final
             maturity no earlier than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity of the Indebtedness being Refinanced; and

                      (3) if the Indebtedness being Refinanced is subordinated
             in right of payment to the Debentures, the Refinancing Indebtedness shall be subordinated in right of payment to the Debentures on terms at least as favorable to the Holders of Debentures as those contained in the documentation governing the Indebtedness being so Refinanced;

         (g) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Subsidiaries; and

         (h) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or foreign currency risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding.

     For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories described in clauses (a) through (h) above or is entitled to be incurred pursuant to the first paragraph of this
Section 4.09, the Company shall, in its sole discretion, classify such item in any manner that complies with this Section 4.09 and such item will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph herein. Accrual of interest or dividends, the accretion of accreted value or liquidation preference and the payment of interest or dividends in the form or additional Indebtedness or Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.

SECTION 4.10.  ASSET SALES.

         (a) The Company shall not, and shall not permit any of its Subsidiaries to, whether in a single transaction or a series of related transactions occurring within any twelve-month period,

             (i) sell, lease, convey, dispose or otherwise transfer any assets (including by way of a Sale and Leaseback Transaction) (other than sales, leases, conveyances, dispositions or other transfers

         (A) in the ordinary course of business, (B) to the Company by any Subsidiary of the Company or from the Company to any Subsidiary of the Company, (C) that constitute a Restricted Payment, Investment or dividend or distribution permitted under Section 4.07 hereof or (D) that constitute the disposition of all or substantially all of the assets of the Company pursuant to Section 5.01 hereof) or

             (ii) issue or sell Equity Interests in any of its Subsidiaries (other than an issuance or sale of Equity Interests of any such Subsidiary to the Company or a Subsidiary),

if, in the case of either (i) or (ii) above, in a single transaction or a series of related transactions occurring within any twelve-month period, such assets or securities

             (x) have a Fair Market Value in excess of $2.0 million or

             (y) are sold or otherwise disposed of for net proceeds in excess of $2.0 million (each of the foregoing, an "Asset Sale"), unless:

             (a) no Default or Event of Default exists or would occur as a result thereof;

             (b) the Company, or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee), of the assets or securities issued or sold or otherwise disposed of; and

             (c) at least 85% of the consideration therefor received by the Company or such Subsidiary is in the form of cash, provided, however, that (A) the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto), of the Company or any Subsidiary of the Company (other than liabilities that are by their terms subordinated to the Debentures) that are assumed by the transferee of any such assets and (y) any notes, obligations or other securities received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash, shall be deemed to be cash (to the extent of the cash received in the case of subclause (y)) for purposes of this clause (c); and (B) an amount equal to the Fair Market Value (determined as set forth in clause (b) above) of (1) Telecommunications Related Assets received by the Company or any such Subsidiary from the transferee that will be used by the Company or any such Subsidiary in the operation of a Telecommunications Business in the United States and (2) the Voting Stock of any Person engaged in the Telecommunications Business in the United States received by the Company or any such Subsidiary (provided that such Voting Stock is converted to cash within 270 days or such Person concurrently becomes or is a Subsidiary of the Company) shall be deemed to be cash for purposes of this clause (c).

The foregoing provisions shall not apply to a sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, which shall be governed by Article 5 hereof.

         Within 270 days after the receipt of net proceeds of any Asset Sale, the Company (or such Subsidiary, as the case may be) may apply the Net Proceeds from such Asset Sale to (i) permanently reduce the amounts permitted to be borrowed by the Company under the terms of any of its Senior Debt (including the Existing Senior Notes) or (ii) the purchase of Telecommunications Related Assets or Voting Stock of any Person engaged in the Telecommunications Business in the United States (provided that such Person concurrently becomes a Subsidiary of the Company). Any Net Proceeds from any Asset Sales that are not so applied or invested, shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall be required to make an Asset Sale Offer in accordance with the terms of Section 3.09 hereof. Notwithstanding the foregoing, the Company shall have no obligation to make an Asset Sale Offer unless the Existing Senior Notes outstanding, if any, have matured or are no longer outstanding.

SECTION 4.11.  TRANSACTIONS WITH AFFILIATES.

         The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of their respective properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

      (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person;

     (ii) such Affiliate Transaction is approved by a majority of the disinterested directors of the Board of Directors; and

     (iii) the Company delivers to the Trustee, with respect to any Affiliate Transaction involving aggregate payments in excess of $1.0 million, a resolution of a committee of independent directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clauses (i) and (ii) above;

provided that

         (a) transactions pursuant to any employment, stock option or stock purchase agreement entered into by the Company or any of its Subsidiaries, or any grant of stock, in the ordinary course of business that are approved by the Board of Directors,

         (b) transactions between or among the Company and its Subsidiaries,

         (c) transactions permitted by Section 4.07 hereof, and

         (d) loans and advances to employees and officers of the Company or any of its Subsidiaries in the ordinary course of business in an aggregate principal amount not to exceed $1.0 million at any one time outstanding, shall not be deemed Affiliate Transactions.

SECTION 4.12.  LIENS.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except for Permitted Liens.

SECTION 4.13.  LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, provided that the Company or any Subsidiary of the Company may enter into any such transaction if (i) the Company or such Subsidiary would be permitted under Sections 4.09 and 4.12 hereof to incur secured Indebtedness in an amount equal to the Attributable Debt with respect to such transaction, (ii) the consideration received by the Company or such Subsidiary from such transaction is at least equal to the Fair Market Value of the property being transferred, and (iii) the Net Proceeds received by the Company or such Subsidiary from such transaction are applied in accordance with Section 4.10 hereof.

SECTION 4.14.  CORPORATE EXISTENCE.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence as a corporation, and the corporate, partnership or other existence of any Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Debentures.

SECTION 4.15.  OFFER TO PURCHASE UPON CHANGE OF CONTROL.

         (a) Upon the occurrence of a Change of Control, the Company shall make an offer (the "Change of Control Offer") to each Holder of Debentures to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Debentures at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (the "Change of Control Payment"), provided that if the date of purchase is on or after an interest record date and on or before the related interest payment date, any accrued interest shall be paid to the Person in whose name a Debenture is registered at the close of business on such record date, and no additional interest shall be paid or payable to Holders who tender Debentures pursuant to the Change of Control Offer. Within thirty (30) days following any Change of Control, the Company shall mail a notice to the Trustee and each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Debentures or portions thereof tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Debenture or portion thereof not tendered will continue to accrue interest in accordance with its terms; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Debentures or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Debentures or portions thereof purchased pursuant to a Change of Control Offer will be required to surrender the Debentures, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Debentures completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Debentures or portions thereof delivered for purchase, and a statement that such Holder is withdrawing his election to have such Debentures or portions thereof purchased; and (7) that Holders whose Debentures are being purchased only in part will be issued new Debentures equal in principal amount to the unpurchased portion of the Debentures surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Debentures or portions thereof in connection with a Change of Control. Notwithstanding the foregoing, prior to complying with the provisions of this Section 4.15, the Company shall either (i) repay all outstanding Senior Debt or (ii) obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Debentures hereunder.

         (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Debentures or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Debentures or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Debentures so accepted together with an Officers' Certificate stating the Debentures or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Debentures so accepted payment in an amount equal to the purchase price for such Debentures or portions thereof, and the Trustee shall promptly authenticate and mail to each Holder a new Debenture equal in principal amount to any unpurchased portion of the Debentures surrendered, if any; provided, that each such new Debenture shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

SECTION 4.16.  BUSINESS ACTIVITIES.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, engage in any business other than the Telecommunications Business.

SECTION 4.17.  PAYMENTS FOR CONSENT.

         Neither the Company nor any of its Affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Debenture for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Debentures unless such consideration is offered to be paid or agreed to be paid to all Holders of the Debentures that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.18.  NO SENIOR SUBORDINATED DEBT.

         The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Debentures.

                                  ARTICLE 5

                                  SUCCESSORS

SECTION 5.01.  MERGER, CONSOLIDATION OR SALE OF ASSETS.

         The Company shall not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another corporation, Person or entity unless:

             (i) the Company is the surviving entity or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

             (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the Debentures, the Registration Rights Agreement and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;

             (iii) immediately after such transaction no Default or Event of Default exists;

             (iv) the Company, or any entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable fiscal quarter (including any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), either (A) could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Cash Flow Leverage Ratio test described under Section 4.09 hereof or (B) would have (x) Total Market Capitalization of at least $1.0 billion and (y) total Indebtedness in an amount no greater than 30% of its Total Market Capitalization; and

             (v) such transaction would not result in the loss, material impairment or adverse modification or amendment of any authorization or license of the Company or its Subsidiaries that would have a material adverse effect on the business or operations of the Company and its Subsidiaries taken as a whole.

SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Company shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person has been named as the Company, herein; provided, however, that the predecessor Company shall not be relieved from the obligations to pay the principal of, premium, if any, and interest on the Debentures except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

         Each of the following constitutes an "Event of Default":

         (1) the Company defaults in the payment of interest on, or Liquidated Damages, if any, with respect to the Debentures when the same becomes due and payable and the Default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article 10 hereof;

         (2) the Company defaults in the payment of the principal of or premium, if any, on the Debentures when the same becomes due and payable at maturity, upon redemption or otherwise, whether or not such payment is prohibited by the provisions of Article 10 hereof;

         (3) the Company fails to perform or comply with any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to Sections 4.07, 4.09, 4.16 and 5.01 hereof;

         (4) the Company fails to comply with any of its other agreements or covenants in, or provisions of, this Indenture or the Exchange Indentures and the Default continues for the 30 days after given notice thereof by the Trustee or the Holders of at least 25% in principal amount of the Debentures then outstanding;

         (5) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (x) is caused by a failure to pay principal, premium, if any, or interest on such Indebtedness within the grace period provided in such Indebtedness (a "Payment Default"), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness of the Company or any Significant Subsidiary under which there has been a Payment Default or the maturity of which has been accelerated as provided in clause (y), aggregates $5.0 million or more or (y) results in the acceleration (which acceleration has not been rescinded) of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

         (6) failure by the Company or any of its Significant Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability in writing) aggregating in excess of $5.0 million which judgments are not paid, discharged or stayed within 45 days after their entry; and

         (7) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

             (a) commences a voluntary case,

             (b) consents to the entry of an order for relief against it in an involuntary case,

             (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

             (d) makes a general assignment for the benefit of its creditors, or

             (e) generally is not paying its debts as they become due; or

         (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

             (a) is for relief against the Company or any Significant Subsidiary in an involuntary case,

             (b) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary, or

             (c) orders the liquidation of the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 consecutive days.

         The term "Bankruptcy Law" means title 11, U.S. Code or any similar
                   --------------
Federal or state law for the relief of debtors. The term "Custodian" means any
                                                          ---------
receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02.  ACCELERATION.

         If any Event of Default occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures may declare all of the Debentures to be due and payable immediately, provided that the Existing Senior Notes outstanding, if any, have become due and payable. Upon such declaration, the principal of premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on the Debentures shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under Sections 6.01(g) and (h) hereof with respect to the Company or any of its Significant Subsidiaries, the foregoing amount shall ipso facto become due and payable without further action or notice, provided that the Existing Senior Notes outstanding, if any, have become due and payable. No premium is payable upon acceleration of the Debentures except that in the case of an Event of Default that is the result of an action or inaction by the Company or any of its Subsidiaries intended to avoid restrictions on or premiums related to redemptions of the Debentures contained in this Indenture or the Debentures, the amount declared due and payable will include the premium that would have been applicable on a voluntary prepayment of the Debentures or, if voluntary prepayment is not then permitted, the premium set forth in this Indenture. Holders of the Debentures may not enforce this Indenture or the Debentures except as provided in this Indenture.

         In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Debentures pursuant to
Section 3.07, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law. If an Event of Default occurs prior to March 31, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Debentures prior to such date pursuant to
Section 3.07, then the premium payable for purposes of this paragraph for each of the years beginning on March 31 of the years set forth below shall be as set forth in the following table, expressed as a percentage of the amount that would otherwise be due for the provisions of this paragraph, plus accrued interest, if any, to the date of payment:

    YEAR                                                  PERCENTAGE
    1997.....................................................113.50%
    1998.....................................................112.15%
    1999.....................................................110.80%
    2000.....................................................109.45%
    2001 and thereafter .....................................108.10%

SECTION 6.03.  OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Debenture in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  WAIVER OF PAST DEFAULTS.

         The Holders of not less than a majority in aggregate principal amount of the Debentures then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Debentures then outstanding, waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of interest or Liquidated Damages or premium on, or the principal of, the Debentures then outstanding. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.  CONTROL BY MAJORITY.

         Holders of a majority in principal amount of the then outstanding Debentures may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with the law or this Indenture that the Trustee, in its sole discretion, determines may be unduly prejudicial to the rights of other Holders of Debentures or that may involve the Trustee in personal liability.

SECTION 6.06.  LIMITATION ON SUITS.

         No Holder of a Debenture shall have any right to institute any proceeding with respect to this Indenture or the Debentures or for any remedy thereunder, unless:

           (i) the Holder of a Debenture gives to the Trustee written notice of a continuing Event of Default;

          (ii) the Holders of at least 25% in principal amount of the then outstanding Debentures make a written request to the Trustee to pursue the remedy;

         (iii) such Holder of a Debenture or Holders of Debentures offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; and

         (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity.

         Otherwise, no Holder of any Debenture shall have any right to institute any proceeding with respect to this Indenture or the Debentures or for any remedy thereunder, except:

         (x) a Holder of a Debenture may institute suit for enforcement of payment of principal of and premium, if any, or interest on such Debenture on or after the respective due dates expressed in such Debenture (including upon acceleration thereof) or

         (y) the institution of any proceedings with respect to this Indenture or the Debentures or any remedy thereunder, including without limitation acceleration, by the Holders of a majority in principal amount of the outstanding Debentures; provided that, upon institution of any proceeding or exercise of any remedy such Holders provide the Trustee with prompt written notice thereof.

         A Holder of a Debenture may not use this Indenture to prejudice the rights of another Holder of a Debenture or to obtain a preference or priority over another Holder of a Debenture.

SECTION 6.07.  RIGHTS OF HOLDERS OF DEBENTURES TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of principal, premium, if any, and interest on the Debenture, on or after the respective due dates expressed in the Debenture, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder of the Debenture.

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Debentures and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Debentures allowed in any judicial proceedings relative to the Company (or any other obligor upon the Debentures), the Company's creditors or the Company's property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of a Debenture to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of the Debentures, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Debentures may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Debenture any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder of a Debenture thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Debenture in any such proceeding.

SECTION 6.10.  PRIORITIES.

         If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: (i) first to Holders of Debentures, for amounts due and unpaid on such Debentures for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for interest, and (ii) second, to the extent any other monies are available, to Holders of all Debentures for amounts due and unpaid on all such Debentures for principal and premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal and premium; and

         Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any such payment to Holders of Debentures.

SECTION 6.11.  UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Debenture pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Debentures.

                                   ARTICLE 7
                                    TRUSTEE

SECTIDUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b)  Except during the continuance of an Event of Default:

         (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee, and

         (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (i) this paragraph does not limit the effect of paragraph (b) of this
     Section 7.01;

         (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section 7.01.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders of Debentures, unless such Holder shall have provided to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  RIGHTS OF TRUSTEE.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have provided to the

Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.  TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Company's use of the proceeds from the Debentures or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Debentures or any other document in connection with the sale of the Debentures or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.  NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Debentures a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Debenture, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Debentures.

SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS OF THE DEBENTURES.

         Within 60 days after each May 15th beginning with the May 15th following the date of this Indenture, the Trustee shall mail to the Holders of the Debentures a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         A copy of each report at the time of its mailing to the Holders of Debentures shall be mailed to the Company and filed with the SEC and each stock exchange on which the Debentures are listed. The Company shall promptly notify the Trustee when the Debentures are listed on any stock exchange.

SECTION 7.07.  COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except any such loss, liability or expense as may be attributable to the negligence or bad faith of the Trustee. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee, in its sole discretion, may elect to have separate counsel selected by it and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Company' payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Debentures on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Debentures. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.  REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Debentures of a majority in principal amount of the then outstanding Debentures may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

         (a)  the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a Custodian or public officer takes charge of the Trustee or its property; or

         (d)  the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Debentures may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Debentures of at least 10% in principal amount of the then outstanding Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee after written request by any Holder of a Debenture who has been a Holder of a Debenture for at least six months fails to comply with
Section 7.10 hereof, such Holder of a Debenture may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Debentures. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $25.0 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA
(s)(s) 310(b).

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA (s)(s) 311(a) to the extent indicated therein.

                                   ARTICLE 8

                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate and at any time, with respect to the Debentures, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Debentures upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02.  LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Debentures on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Debentures, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under such Debentures and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Debentures to receive from the trust described below payments in respect of the principal of, premium, if any, and interest on and Liquidated Damages with respect to, such Debentures when such payments are due, or on the redemption date, as the case may be; (b) the Company's obligations with respect to the Debentures concerning issuing temporary Debentures, registration of Debentures, mutilated, destroyed, lost or stolen Debentures and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trust, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and (d) the legal defeasance provisions of this Indenture.

SECTION 8.03.  COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall be released from its obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16 and 4.17 hereof and Article 5 hereof with respect to the outstanding Debentures on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Debentures shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Debentures shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Debentures, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 6.01 (c), (d), (e) or (f) hereof but, except as specified above, the remainder of this Indenture and such Debentures shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, Sections 6.01(g) through 6.01(h) hereof shall not constitute Events of Default.

SECTION 8.04.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     The following shall be the conditions to the application of either Section
8.02 or Section 8.03 hereof to the outstanding Debentures:

         (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article 8 applicable to it), in trust, for purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Debentures, (i) U.S. dollars, (ii) non-callable Government Securities, or (iii) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest on, and Liquidated Damages with respect to outstanding Debentures, the stated maturity or on the applicable optional redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the outstanding Debentures;

         (b) In the case of legal defeasance, the Company shall deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

         (c) In the case of covenant defeasance, the Company shall deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

         (d) No Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

         (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

         (f) The Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day (or such other applicable date) following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

         (g) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Debentures over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

         (h) The Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Debentures shall be held in trust and applied by the Trustee, in accordance with the provisions of such Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Debentures of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money and Government Securities (including any proceeds thereof) need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Debentures.

         Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section
8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.  REPAYMENT TO COMPANY.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Debenture and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.  REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any United States Dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or
8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9

                       AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS OF DEBENTURES.

         Notwithstanding Section 9.02 hereof, the Company and the Trustee may amend or supplement this Indenture or the Debentures without the consent of any Holder of a Debenture:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Debentures in addition to or in place of certificated Debentures;

         (c) to provide for the assumption of the Company's obligations to Holders of the Debentures in the case of a merger or consolidation;

         (d) to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the legal rights under this Indenture of any such Holder; or

         (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

         Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.  WITH CONSENT OF HOLDERS OF DEBENTURES.

         The Company and the Trustee may amend or supplement this Indenture or the Debentures or any amended or supplemental Indenture with the written consent of the Holders of Debentures of at least a majority in aggregate principal amount of the Debentures then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Debentures), and any existing Default and its consequences or compliance with any provision of this Indenture or the Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Debentures (including consents obtained in connection with a tender offer or exchange offer for the Debentures).

         Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Debentures as aforesaid, and upon receipt by the Trustee of the documents described in Section
9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders of Debentures under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Debentures affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Debentures then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Debentures. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Debentures held by a nonconsenting Holder of Debentures):

         (i) reduce the principal amount of Debentures whose Holders must consent to an amendment, supplement or waiver;

         (ii)reduce the principal of or change the fixed maturity of any Debenture or alter the provisions with respect to the redemption of the Debentures (other than Sections 3.09 and 4.15 hereof);

        (iii)reduce the rate of or change the time for payment of interest on any Debentures;

         (iv)waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Debentures (except a rescission of acceleration of the Debentures by the Holders of at least a majority in aggregate principal amount of the Debentures and a waiver of the payment default that resulted from such acceleration);

         (v) make any Debenture payable in money other than that stated in the Debentures;

         (vi)make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Debentures to receive payments of principal of, premium, if any, or interest on the Debentures;

        (vii) waive a redemption payment with respect to any Debenture (other than a payment required by Sections 3.09 or 4.15 hereof); or

       (viii) make any change in the foregoing amendment and waiver provisions.

     In addition, any amendment to the provisions of Article 10 hereof shall required the consent of the Holders of at least 75% in aggregate principal amount of the Debentures then outstanding if such amendment would adversely affect the rights of Holders of Debentures.

SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment or supplement to this Indenture or the Debentures shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Debenture is a continuing consent by the Holder of a Debenture and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent is not made on any Debenture. However, any such Holder of a Debenture or subsequent Holder of a Debenture may revoke the consent as to its Debenture if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Debenture.

         The Company may fix a record date for determining which Holders of the Debentures must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Debentures furnished to the Trustee prior to such solicitation pursuant to Section 2.05 hereof or (ii) such other date as the Company shall designate.

SECTION 9.05.  NOTATION ON OR EXCHANGE OF DEBENTURES.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Debenture thereafter authenticated. The Company in exchange for all Debentures may issue and the Trustee shall authenticate new Debentures that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Debenture shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it.

SECTION 9.07.  PAYMENT FOR CONSENTS.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of Debentures for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Registration Rights Agreement or the Debentures, unless such consideration is offered to be paid or agreed to be paid to all Holders of the Debentures that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 10

                                  SUBORDINATION

SECTION 10.01.  AGREEMENT TO SUBORDINATE.

         The Company agrees, and each Holder by accepting a Debenture agrees, that the Indebtedness evidenced by the Debentures is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the Holders of Senior Debt.

SECTION 10.02.  LIQUIDATION; DISSOLUTION; BANKRUPTCY.

         Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

         (1) Holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before Holders of the Debentures shall be entitled to receive any payment with respect to the Debentures (except that Holders may receive (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section
     8.01 hereof); and

         (2) until all Obligations with respect to Senior Debt (as provided in subsection (1) above) are paid in full, any distribution to which Holders would be entitled but for this Article 10 shall be made to Holders of Senior Debt (except that Holders of Debentures may receive (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof), as their interests may appear.

SECTION 10.03.  DEFAULT ON DESIGNATED SENIOR DEBT.

         The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Debentures and may not acquire from the Trustee or any Holder any Debentures for cash or property (other than (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof), if:

         (i) a default in the payment of any principal or other Obligations with respect to Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

         (ii)a default, other than a payment default, on Designated Senior Debt occurs and is continuing that then permits Holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 10.11 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (1) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Debentures that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice. No more than one Payment Blockage Notice to the Trustee may be given in any 360 day period.

         The Company may and shall resume payments on and distributions in respect of the Debentures and may acquire them upon the earlier of:

         (1) the date upon which the default is cured or waived, or

         (2) in the case of a default referred to in Section 10.03(ii) hereof, 179 days pass after notice is received if the maturity of such Designated Senior Debt has not been accelerated,

if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

SECTION 10.04.  ACCELERATION OF DEBENTURES.

         If payment of the Debentures is accelerated because of an Event of Default, the Company shall promptly notify Holders of Senior Debt of the acceleration.

SECTION 10.05.  WHEN DISTRIBUTION MUST BE PAID OVER.

         In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Debentures at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by
Section 10.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the Holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the Holders of Senior Debt.

         With respect to the Holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the Holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the Holders of Senior Debt, and shall not be liable to any such Holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any Holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.06.  NOTICE BY COMPANY.

         The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Debentures to violate this Article 10, but failure to give such notice shall not affect the subordination of the Debentures to the Senior Debt as provided in this Article 10.

SECTION 10.07.  SUBROGATION.

         After all Senior Debt is paid in full and until the Debentures are paid in full, Holders of Debentures shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Debentures) to the rights of Holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Debentures have been applied to the payment of Senior Debt. A distribution made under this Article 10 to Holders of Senior Debt that otherwise would have been made to Holders of Debentures is not, as between the Company and Holders, a payment by the Company on the Debentures.

SECTION 10.08.  RELATIVE RIGHTS.

         This Article 10 defines the relative rights of Holders of Debentures and Holders of Senior Debt. Nothing in this Indenture shall:

         (1) impair, as between the Company and Holders of Debentures, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Debentures in accordance with their terms;

         (2) affect the relative rights of Holders of Debentures and creditors of the Company other than their rights in relation to Holders of Senior Debt; or

         (3) prevent the Trustee or any Holder of Debentures from exercising its available remedies upon a Default or Event of Default, subject to the rights of Holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Debentures.

         If the Company fails because of this Article 10 to pay principal of or interest on a Debenture on the due date, the failure is still a Default or Event of Default.

SECTION 10.09.  SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

         No right of any Holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Debentures shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 10.10.  DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

         Whenever a distribution is to be made or a notice given to Holders of Senior Debt, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Debentures for the purpose of ascertaining the Persons entitled to participate in such distribution, the Holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.11.  RIGHTS OF TRUSTEE AND PAYING AGENT.

         Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Debentures, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Debentures to violate this Article 10. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12.  AUTHORIZATION TO EFFECT SUBORDINATION.

         Each Holder of Debentures, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, a Representative of the Designated Senior Debt is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Debentures.

SECTION 10.13.  AMENDMENTS.

         The provisions of this Article 10 shall not be amended or modified without the written consent of the Holders of all Senior Debt.

                                  ARTICLE 11

                                 MISCELLANEOUS

SECTION 11.01.  TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

SECTION 11.02.  NOTICES.

         Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

         If to the Company:

             Intermedia Communications Inc.
             3625 Queen Palm Drive
             Tampa, Florida  33619
             Telecopier No.:  (813) 744-2470
             Attention:  Chief Financial Officer

         If to the Trustee:

             -------------------------------------
             -------------------------------------
             -------------------------------------
             Attention: Corporate Trust Department

         The Company or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders of Debentures) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder of a Debenture shall be mailed by first class mail to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder of a Debenture or any defect in it shall not affect its sufficiency with respect to other Holders of Debentures.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders of Debentures, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03. COMMUNICATION BY HOLDERS OF DEBENTURES WITH OTHER HOLDERS OF DEBENTURES.

         Holders of the Debentures may communicate pursuant to TIA ss. 312(b) with other Holders of Debentures with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 11.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section
     10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06.  RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders of Debentures. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. NO PERSONAL LIABILITY OF PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

         No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Debentures or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Debentures by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debentures. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 11.08.  GOVERNING LAW.

         The internal law of the State of New York shall govern and be used to construe this Indenture and the Debentures.

SECTION 11.09.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.  SUCCESSORS.

         All agreements of the Company in this Indenture and the Debentures shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.11.  SEVERABILITY.

         In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12.  COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13.  TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of ___INTERMEDIA COMMUNICATIONS, INC.

(SEAL)

                                    By:
                                        ---------------------------------------
                                        Name:
                                       Title:

Attest:


----------------------------------
Name:
Title:

Dated as of __________              _______________________,

                                    -----------------------
                                    Trustee

(SEAL)

                                    By:
                                        ---------------------------------------
                                        Name:
                                       Title:

Attest:


----------------------------------
Name:
Title:

                                                          EXHIBIT A

                               (Face of Debenture)

                 13 1/2% Senior Subordinated Debentures due 2009

No.                                                               $____________

CUSIP No.

                         INTERMEDIA COMMUNICATIONS INC.

promises to pay to __________
or its registered assigns,

the principal sum of _______________________
on March 31, 2009.

Interest Payment Dates: March 31 and September 30, commencing _______________. Record Dates: March 15 and September 15 (whether or not a Business Day).
Dated:                       INTERMEDIA COMMUNICATIONS INC.

                                    By:
                                       ----------------------------------------
                                       Title:

                                    By:
                                       ----------------------------------------
                                       Title:

Trustee's Certification of Authentication
Dated:

This is one of the [Global] Debentures
referred to in the within-

mentioned Indenture:

------------------------------------,
as Trustee

By:
    --------------------------------
        (Authorized Signatory)                                  (SEAL)

            Additional provisions of this Debenture are set forth
                     on the other side of this Debenture.

        [Unless and until it is exchanged in whole or in part for Debentures in definitive form, this Debenture may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Depositary Trust Company shall act as the Depositary until a successor shall be appointed by the Company and the Registrar. Unless this certificate is presented by an authorized representative of The Depositary Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]/1/

        THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. BY ITS ACQUISITION HEREOF, THE Holder (1) REPRESENTS THAT
        (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION. THE Holder OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY, (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND
        (B) IT WILL NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY, PRIOR TO CLOSING OF ANY SALE, OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

--------
/1/ This paragraph should be included only if the Note is issued in global form.

                              (Back of Debenture)

                13 1/2% Senior Subordinated Debentures due 2009

         Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

         1. Interest. Intermedia Communications Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Debenture at the rate and in the manner specified below. Interest will accrue at the rate of 13 1/2% per annum and will be payable semi-annually, in arrears, on March 31 and September 30 of each year, commencing on the first such date after the issuance date of the Debentures, or if any such day is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date") to Holders of record of the Debentures at the close of business on the immediately preceding March 15 and September 15, whether or not a Business Day. Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest payable on or prior to March 31, 2002 may be paid in the form of additional Debentures valued at the principal amount thereof. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. To the extent lawful, the Company shall pay interest on overdue principal at the then applicable interest rate on the Debentures; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

         2. Method of Payment. The Company will pay interest on the Debentures (except defaulted interest) to the Persons who are registered Holders of Debentures at the close of business on the record date next preceding the Interest Payment Date, even if such Debentures are cancelled after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this Debenture to a Paying Agent to collect principal payments. Principal, premium, if any, and interest and Liquidated Damages on the Debentures will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Debentures at their respective addresses set forth in the register of Holders of Debentures; provided that all payments with respect to Global Debentures and Certificated Securities the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Unless otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose.

         3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Debenture. The Company may act in any such capacity.

         4. Indenture. The Company issued the Debentures under an Indenture, dated as of ________ (the "Indenture"), between the Company and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb), as in effect on the date of the Indenture. The Debentures are subject to all such terms, and Holders of Debentures are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Debentures. The Debentures are obligations of the Company limited to the sum of $____________ million in aggregate principal amount of Debentures to be issued on the Issue Date.

         5. Optional Redemption. Except as set forth below, the Debentures will not be redeemable at the Company's option prior to March 31, 2002. Thereafter, the Debentures will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice to the Holders thereof, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 31 of the years indicated below:

    YEAR                                              PERCENTAGE
    2002.................................................106.75%
    2003................................................ 105.40%
    2004 ................................................104.05%
    2005................................................ 102.70%
    2006 ................................................101.35%
    2007 and thereafter..................................100.00%

        (b) Notwithstanding the provisions above, prior to March 31, 2000, the Company may, on any one or more occasions, use the net proceeds of one or more underwritten public offerings of its Common Stock or from the sale of its Capital Stock (other than Disqualified Stock) to a Strategic Investor in a single transaction or series of related transactions for an aggregate purchase price equal to or exceeding $50.0 million, to redeem up to a maximum of 35% of the aggregate principal amount of the Debentures originally issued from the net cash proceeds of such sale or offering (but only to the extent such proceeds consist of cash or readily marketable cash equivalents) at a redemption price equal to 113 1/2% of the principal amount thereof with respect to the Debentures to be redeemed on the redemption date, provided that at least 65% of the aggregate principal amount of the Debentures originally issued remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 90 days of the date of the closing of such sale.

         6. Mandatory Redemption. Except as set forth in Sections 3.09 and 4.15 of the Indenture, the Company will not be required to make mandatory redemption or sinking fund payments with respect to the Debentures.

         7. Repurchase at Option of Holder. (a) Upon the occurrence of a Change of Control, the Company shall be required to offer to purchase on the Change of Control Payment Date all outstanding Debentures at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Payment Date. Holders of Debentures that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Debentures purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

         (b) The Company shall be required when the cumulative amount of Excess Proceeds from Asset Sales exceeds $5.0 million to offer to purchase the maximum principal amount of Debentures and Pari Passu Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the outstanding principal amount of the Debentures and the Pari Passu Notes, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer. If the aggregate principal amount of Debentures and Pari Passu Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Debentures and Pari Passu Notes to be purchased shall be selected on a pro rata basis based upon their principal amount (with such adjustments as may be deemed appropriate by the Company so that only Debentures and Pari Passu Notes in denominations of $1,000, or integral multiples thereof shall be purchased). Holders of Debentures that are the subject of an offer to purchase will receive an Excess Proceeds Offer from the Company prior to any related purchase date and may elect to have such Debentures purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

         8. Notice of Redemption. Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Debentures are to be redeemed at its registered address. Debentures may be redeemed in part but only in whole multiples of $1,000, unless all of the Debentures held by a Holder of Debentures are to be redeemed. If any Debenture is to be redeemed in part only, the notice of redemption that relates to such Debenture shall state the portion of the principal amount to be redeemed. On and after the redemption date, interest ceases to accrue on Debentures or portions of them called for redemption.

         9. Denominations, Transfer, Exchange. The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Debentures may be registered and Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder of a Debenture, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder of a Debenture to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company nor the Registrar need exchange or register the transfer of any Debenture or portion of a Debenture selected for redemption. Also, neither the Company nor the Registrar need exchange or register the transfer of any Debentures for a period of 15 days before a selection of Debentures to be redeemed.

         10. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Debenture, the Trustee, any Agent and the Company shall deem and treat the Person in whose name this Debenture is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on this Debenture and for all other purposes whatsoever, whether or not this Debenture is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Holder of a Debenture shall be treated as its owner for all purposes.

         11. Amendments, Supplement and Waivers. Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Debentures (including consents obtained in connection with a tender offer or exchange offer for Debentures), and any existing default or compliance with any provision of the Indenture or the Debentures may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Debentures (including consents obtained in connection with a tender offer or exchange offer for Debentures). Without the consent of any Holder of a Debenture, the Indenture or the Debentures may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Debentures in addition to or in place of certificated Debentures; to provide for the assumption of the Company's obligations to Holders of the Debentures in case of a merger or consolidation; to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the legal rights under the Indenture of any such Holder; or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Debentures held by a nonconsenting Holder of Debentures) reduce the principal amount of Debentures whose Holders must consent to an amendment, supplement or waiver; reduce the principal of or change the fixed maturity of any Debenture or alter the provisions with respect to the redemption of the Debentures (other than a payment required by Section 3.09 or Section 4.15 of the Indenture); reduce the rate of or change the time for payment of interest on any Debenture; waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Debentures (except a rescission of acceleration of the Debentures by the Holders of at least a majority in aggregate principal amount of the then outstanding Debentures and a waiver of the payment default that resulted from such acceleration); make any Debenture payable in money other than that stated in the Debentures; make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Debentures to receive payments of principal of, premium, if any, or interest on any Debenture; waive a redemption payment with respect to any Debenture (other than a payment required by Section 3.09 or Section 4.15 of the Indenture) or make any change in the foregoing amendment and waiver provisions.

         12. Defaults and Remedies. Events of Default include: (i) a default in the payment of interest on, or Liquidated Damages, if any, with respect to the Debentures when the same becomes due and payable and the Default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article 10 of the Indenture; (ii) a default in the payment of the principal of or premium, if any, on the Debentures when the same becomes due and payable at maturity, upon redemption or otherwise, whether or not such payment is prohibited by the provisions of Article 10 of the Indenture; (iii) failure to perform or comply with any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to Sections 4.07, 4.09, 4.16 and
5.01 of the Indenture; (iv) failure to comply with any of its other agreements or covenants in, or provisions of, this Indenture or the Exchange Indentures and the Default continues for the 30 days after given notice thereof by the Trustee or the Holders of at least 25% in principal amount of the Debentures then outstanding; (v) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (x) is caused by a failure to pay principal, premium, if any, or interest on such Indebtedness within the grace period provided in such Indebtedness (a "Payment Default"), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness of the Company or any Significant Subsidiary under which there has been a Payment Default or the maturity of which has been accelerated as provided in clause (y), aggregates $5.0 million or more or (y) results in the acceleration (which acceleration has not been rescinded) of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Significant Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability in writing) aggregating in excess of $5.0 million which judgments are not paid, discharged or stayed within 45 days after their entry; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable immediately, provided that the Existing Senior Notes outstanding, if any, have become due and payable. Upon such declaration, the principal of premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on the Debentures shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries, the foregoing amount shall ipso facto become due and payable without further action or notice, provided that the Existing Senior Notes outstanding, if any, have become due and payable. Holders of the Debentures may not enforce the Indenture or the Debentures except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest on the Debentures) if it determines that withholding notice is in such Holders' interest. The Holders of a majority in aggregate principal amount of the Debentures then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Debentures, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Debentures. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee; however, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.

         14. Subordination. Each Holder by accepting a Debenture agrees that the payment of principal of, premium and Liquidated Damages, if any, and interest on each Debenture is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Debt in cash or Cash Equivalents (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the Holders of Senior Debt.

         15. No Personal Liabilities of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Debentures by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debentures.

         16. Authentication. This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         17. Abbreviations. Customary abbreviations may be used in the name of a Holder of a Debenture or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Debentures and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Debentures. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         19. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of Debentures under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement described in the Indenture.

         The Company will furnish to any Holder of a Debenture upon written request and without charge a copy of the Indenture. Request may be made to:

                        Intermedia Communications, Inc.
                             3625 Queen Palm Drive
                             Tampa, Florida 33619
                      Attention: Chief Financial Officer

                                 ASSIGNMENT FORM

        To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to


--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)


and irrevocably appoint
                        --------------------------------------------------------
agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date: ______________

                             Your Signature:
                                             --------------------------------
                                            (Sign exactly as your name appears
                                             on the face of this Debenture)

Signature Guarantee.

                       OPTION OF Holder TO ELECT PURCHASE

        If you want to elect to have all or any part of this Debenture purchased by the Company pursuant to Section 3.09 or Section 4.15 of the Indenture check the appropriate box:

                     [_]    Section 3.09   [_]     Section 4.15

        If you want to have only part of the Debenture purchased by the Company pursuant to Section 3.09 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$
  ----------------

Date:____________

                                 Your Signature:
                                                --------------------------------
                                            (Sign exactly as your name appears
                                             on the face of this Debenture)

Signature Guarantee.

                 SCHEDULE OF EXCHANGES OF DEFINITIVE DEBENTURE/2/

               The following exchanges of a part of this Global Debenture for Definitive Debentures have been made:



                                                                               Principal Amount of this           Signature of
                    Amount of decrease           Amount of increase                Global Debenture           authorized officer of
                    Principal Amount of          Principal Amount of           following such decrease        Trustee or Debenture
 Date of Exchange  this Global Debenture        this Global Debenture               (or increase)                   Custodian
 ----------------  ---------------------        ---------------------          ------------------------       ---------------------











--------
2       This should be included only if the Debenture is issued in global form.

                                                                       EXHIBIT B

                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE

                   OR REGISTRATION OF TRANSFER OF DEBENTURES

Re: 13 1/2% Series [A/B] Senior Subordinated Debentures due 2009 of Intermedia Communications Inc.

         This Certificate relates to $_____ principal amount of Debentures held in * ________ book-entry or *_______ definitive form by ________________ (the
"Transferor").

The Transferor*:

   [_] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Debenture held by the Depositary a Debenture or Debentures in definitive, registered form equal to its beneficial interest in such Global Debenture (or the portion thereof indicated above); or

   [_]   has requested the Trustee by written order to exchange or register the transfer of a Debenture or Debentures.

         In connection with such request and in respect of each such Debenture, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Debentures and that the transfer of this Debenture does not require registration under the Securities Act (as defined below) because:*

   [_]   Such Debenture is being acquired for the Transferor's own account without transfer (in satisfaction of Section 2.06(a)(ii)(A) or Section 2.06(d)(i)(A) of the Indenture).

   [_]   Such Debenture is being transferred (i) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in reliance on Rule 144A or (ii) pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (and in the case of clause (ii), based on an opinion of counsel if the Company so requests).

   [_]   Such Debenture is being transferred (i) in accordance with Rule 144 under the Securities Act (and based on an opinion of counsel if the Company so requests) or (ii) pursuant to an effective registration statement under the Securities Act.

   [_]   Such Debenture is being transferred to an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests together with a certification in substantially the form of Exhibit C to the Indenture).

---------------
 *Check applicable box.

   [_]   Such Debenture is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests).



                                        --------------------------------------
                                              [INSERT NAME OF TRANSFEROR]

                                        By:
                                            ----------------------------------
                                            Name:
                                           Title:
                                         Address:

Date:
      --------------------------








---------------
 *Check applicable box.

                                                                       EXHIBIT C

           FORM OF LETTER TO BE DELIVERED BY ACCREDITED INSTITUTIONS

         We are delivering this letter in connection with an offering of 13 1/2% Senior Subordinated Debentures due 2009 (the "Debentures") of Intermedia Communications Inc., a Delaware corporation (the "Company"), all as described in the Offering Memorandum (the "Offering Memorandum") relating to the offering.

         We hereby confirm that:

             (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor");

             (ii) any purchase of Debentures by us will be for our own account or for the account of one or more other Institutional Accredited Investors;

             (iii) in the event that we purchase any Debentures, we will acquire Debentures having a minimum purchase price of at least $100,000 for our own account and for each separate account for which we are acting;

             (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Debentures;

             (v) we are not acquiring Debentures with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

             (vi) we have received a copy of the Offering Memorandum and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Debentures.

         We understand that the Debentures are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Debentures have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Debentures, that such Debentures may be offered, resold, pledged or otherwise transferred only (i) to a person whom we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A, under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (ii) to the Company or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar and transfer agent will not be required to accept for registration of transfer any Debentures, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with.

         We acknowledge that you, the Company and others will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

         THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                   ---------------------------------
                                   (Name of Purchaser)

                                   By:_______________________________
                                       Name:
                                       Title:
                                       Address:

                                      C-2